UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2015
Date of Report

Cantabio Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54905	99-0373067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road #223 Palo Alto, California (Address of principal executive offices)		94303 (Zip Code)

844-200-2826
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our,” and “us” refer to Cantabio Pharmaceuticals, Inc.

Merger Agreement

On December 17, 2015, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gardedam Therapeutics, Inc. (“Gardedam”) and Cantabio Acquisition Inc., our wholly-owned subsidiary (“Merger Sub”), pursuant to which Gardedam would become our wholly-owned subsidiary. The Merger Agreement provided that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Gardedam (the “Merger”), with Gardedam continuing as the surviving corporation and as our wholly-owned subsidiary of Gardedam.   The Merger was completed on the date of the Merger Agreement.

A precondition to the Merger was that our Chief Executive Officer (Dr. Gergley Toth) return 13,500,000 shares of our common stock to treasury, our Chief Financial Officer (Simon Peace) return 1,000,000 shares of our common stock to treasury and our Chief Operations Officer (Dr. Thomas Roger Sawyer) return 1,000,000 shares of our common stock to treasury shareholder return. This precondition was satisfied on the date of the Merger Agreement. In the Merger, the Gardedam shareholders exchanged all their shares of Gardedam common stock for approximately 15,500,000 shares of our common stock representing 56.8% of our issued and outstanding shares of common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Section 1.01 of this form 8-K in incorporated herein by reference.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; our ability to conduct clinical trials a Phase I, Phase II and Phase III studies; the results of any such trials and studies; the effectiveness, profitability and marketability of our products, if any are ever produced; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We are a preclinical stage biotechnology company focusing on commercializing novel therapies and the intellectual property generated from our research and development activities for Parkinson’s disease (PD) and Alzheimer’s disease (AD) and any other related diseases.  Our strategy involves integrating therapeutic focus, target family biophysics, drug discovery technology and expertise into an innovative drug discovery approach, which synergizes to identify and develop small molecule pharmacological chaperones for clinical trials. In addition, our research efforts concentrate on the development of therapeutic proteins that can pass through the blood-brain barrier and supplement in vivo levels of proteins which display loss of function during disease conditions. Our small molecule therapy candidates (CB101, CB102) and our protein therapy candidate (CB201) initially target Parkinson’s disease and next potentially a broad range of neurodegenerative diseases including Alzheimer’s disease, amyotrophic lateral sclerosis, Huntington’s disease and stroke. We plan to advance CB102 into clinical trials by 2017 and to select either CB101 or CB102 for preclinical trials by 2017.

Our Drug Discovery Approach

Our mission is to commercialize innovative drug candidates with novel mechanisms of action and their intellectual property, generated from our research activities for neurodegenerative diseases such as Alzheimer’s and Parkinson’s disease.  Our research efforts focus on the discovery and development of therapeutic small molecule pharmacological chaperones targeting proteins that display misfolding and aggregation in affected cells.

Our strategy involves integration of therapeutic focus, target family biophysics, drug discovery technology and expertise into our innovative drug discovery approach, which brings together these elements to identify and develop small molecule pharmacological chaperones and protein based therapies for clinical trials for neurodegenerative and other diseases.

A pharmacological chaperone is a small molecule that can enter cells and bind to either a folded or misfolded structure of a protein to stabilize it or route it to the native folded functional form.
Our therapeutic targets consist of proteins that misfold, aggregate and lose their function or/and gain a toxic function in disease affected cells.  Our small molecule pharmacological chaperones are designed to stabilize the native functional form of specific protein targets, thereby reducing their misfolding and aggregation and restoring the target protein’s function or reversing the toxic function caused by these changes.

The use of pharmacological chaperones is a unique therapeutic approach that can directly target specific proteins to improve native function and protect from toxic function and thereby treat disease. We are applying a proprietary process to discover novel small molecule pharmacological chaperone drug candidates by applying biophysics based screening technologies in combination with cell-based models of the targeted diseases, which provide validation of the therapeutic effect of the identified pharmacological chaperones. In many cases, we can apply structure-based drug design for hit to lead and lead optimization.

In addition, we are pursuing the application of protein delivery technologies that enable the delivery of proteins into patients’ brain, supplementing low functional levels of these proteins in disease conditions.  Our therapeutic targets in this project are proteins, which display loss of function in disease-affected cells.  Our technologies involve the development and application of novel protein constructs, fusing specific proteins with unique cell permeable polypeptides, with the capability to pass through the blood-brain barrier and enter the central nervous system.

Research and Development Pipeline

Our research and development pipeline currently includes two lead therapeutic small molecule programs, CB101 and CB102, and one protein therapeutic program CB201 that we are developing for the potential treatment of Parkinson’s disease.

The following table summarizes the status and projected milestones of our research and development programs:

Therapeutic product candidate	Description of product candidate	Targeted indication	Preclinical	PI	PII	PIII	Upcoming Milestones	Commercial rights
CB101	DJ-1 targeting small molecule pharmacological chaperon	Parkinson’s Disease	x				•Selection of clinical candidate in 2017 •Expect to file IND in 2018	Cantabio
CB102	DJ-1 targeting small molecule pharmacological chaperon	Parkinson’s Disease	x				•Selection of clinical candidate in 2017 •Expect to file IND in 2018	Cantabio
CB201	Cell penetrant DJ-1 protein	Parkinson’s Disease	x				•Expect to file IND in 2017	Cantabio

Our Lead Programs

CB101 and CB102 for Parkinson’s Disease

Parkinson’s Disease is a progressive, chronic, degenerative neurological disorder that attacks the neurons in the brain, resulting ultimately in death. Motor symptoms of PD are resting tremor, slowness of movement, postural instability, rigidity and cognitive impairment, ranging from mild memory difficulties to dementia, and mood disorders, such as depression and anxiety.  At least 1 million people in the United States and more than 7 million worldwide have PD.  Currently only symptomatic treatments are available for PD, which provide only temporarily treatment.

CB101 and CB102 programs focus on targeting DJ-1, a protein considered to be one of the primary therapeutic targets for PD.  DJ-1 is genetically linked to familial and sporadic PD and potentially to sporadic AD and other neurodegenerative diseases.  During high oxidative stress condition, which is linked to the onset of neurodegenerative diseases, DJ-1 protein is activated and initiates cellular mechanisms for the reduction oxidative stress and protein misfolding.  During aging and in disease the DJ-1 protein can be specifically oxidized leading to its misfolding, inactivation, and ultimately to its loss of function. The therapeutic targeting of DJ-1 could yield added mechanistic benefits: protection from oxidative stress and protein misfolding such as the aggregation of alpha-synuclein, a protein whose aggregation is a pathological hallmark of PD.

Using our pharmaceutical chaperone drug discovery strategy, novel small molecule scaffolds have been identified that potently bind to DJ-1 and selected ones were shown to rescue primary neurons from oxidative stress.  CB101 and CB102 are small molecule pharmacological therapeutic candidates that target DJ-1 protein. CB101 and CB102 have demonstrated survival benefits from oxidative stress toxicity in primary neurons and in an oxidative stress in vivo model.  CB101 and CB102 are in development as a potential disease modifying therapeutic for PD.
CB201 for Parkinson’s Disease

CB201 program focus on supplementing low levels of active DJ-1 in the brain during disease condition such as PD.  Delivering DJ-1 into the brain has been possible by fusing native DJ-1 with a small cell penetrating peptide. Such DJ-1 protein system was shown to protect in vivo models of oxidative stress in rodents. We are applying such protein delivery technology, which enables the delivery of the DJ-1 protein into patients’ brain to enhance DJ-1 activity to reduce from oxidative stress and protein misfolding that are linked to the onset and progression of PD.  CB201 is a novel protein therapeutic candidate derived from DJ-1 fused with a cell penetrating peptide.

Our Additional Discovery Programs Targeting AD
Alzheimer’s Disease is progressive, chronic, degenerative neurological disorders that attack the neurons in the brain resulting ultimately in death. AD results in loss of memory, thinking and language skills, and behavioural changes.  AD is among the 6th leading causes of death in the United States, and approximately 5.4 and 36 million people have AD in the United States and world-wide, respectively.   Currently there are only short-term temporary symptomatic treatments available for AD.

Our therapeutic research pipeline also contains discovery stage small molecule pharmacological chaperon programs for AD. We are also pursing additional protein therapeutic candidates for AD and PD using protein delivery technology. We expect that any of these programs could advance to preclinical development in the future.

Our Strategy

Our aim is to be the leading biotechnology company focused on commercializing innovative pharmacological chaperone drug candidates and blood-brain penetrant proteins with novel mechanism of action, generated from our research and development activities for neurodegenerative diseases such as Alzheimer’s and Parkinson’s disease.

•
Continue to discover pharmacological chaperones targeting novel targets involved in protein misfolding diseases.
We will continue to leverage our core scientific expertise and proprietary technology to develop innovative pharmacological chaperone drug candidates for the potential treatment of a range of diseases.

•
Continue to engineer blood-brain penetrant proteins to supplement low levels of an active protein involved in protein misfolding diseases.
We will continue to leverage our core scientific expertise and proprietary technology to develop engineered blood-brain penetrant proteins for the potential treatment of a range of diseases.

•
Translation of our research discoveries into clinical development.
Once we establish in vivo proof of concept for our pharmacological chaperone and/or engineered blood-brain penetrant proteins drug candidates, we use animal models to identify potential clinical candidates to rapidly advance to manufacturing and preclinical testing.

•
Strategically collaborate or in- and out-license select programs.
We intend to seek to collaborate or in- and out-license certain potentially therapeutic candidate products to biotechnology or pharmaceutical companies for preclinical and clinical development and commercialization.

•
Highly leverage external talent and resources.
We plan to maintain strong talent internally having expertise in our core areas of focus and as needed to execute efficiently on our R&D and business objectives. We operate by conducting in house R&D on critical elements in our drug discovery pipeline, while forming strategic alliances around novel technologies and outsourcing generic research activities to established contract research organizations. We plan to continue to rely on the very extensive experience of our management team to execute on our objectives.

•
Collaborate with scientific and clinical experts in disease areas of interest.
We collaborate with highly regarded scientists having expertise in our disease areas of interest to test and characterize our pharmacological chaperone and engineered protein therapeutic candidates. We also collaborate with leading clinical experts in our disease areas of interest for feedback and guidance on our programs. In addition, we engage a number of consultants having specific functional and/or disease area expertise to execute our preclinical and clinical development programs.

•
Evaluate commercialization strategies on a product-by-product basis in order to maximize the value of our product candidates or future potential products.
As we move our drug candidates through development toward regulatory approval, we will evaluate several options for each drug candidate’s commercialization strategy. These options include building our own internal sales force; entering into a joint marketing partnership with another pharmaceutical or biotechnology company, whereby we jointly sell and market the product; and out-licensing our product, whereby another pharmaceutical or biotechnology company sells and markets our product and pays us a royalty on sales. Our decision will be made separately for each product and will be based on a number of factors including capital necessary to execute on each option, size of the market to be addressed and terms of potential offers from other pharmaceutical and biotechnology companies. It is too early for us to know which of these options we will pursue for our drug candidates, assuming their successful development.

Patents and Intellectual Property Rights

We protect our proprietary therapeutic product candidate assets and associated technologies that are important to our business consisting of seeking and maintaining domestic and international patents. These may cover our products and compositions, their methods of use and processes for their manufacture and any other inventions that may be commercially important to the development of our business. We also rely on trade secrets to protect aspects of our business. Our competitive position depends on our ability to obtain patents on our technologies and our potential products, to defend our patents, to protect our trade secrets and to operate without infringing valid and enforceable patents or trade secrets of others. We seek licenses from others as appropriate to enhance or maintain our competitive position.

In connection with our programs CB101 and CB102, small molecule pharmacological chaperon therapeutic candidate that targets DJ-1 protein we hold a worldwide, perpetual, non-exclusive, license, with the right to sublicense, all of the intellectual property related to the composition of matter of CB101 and CB102 and plan to file U.S. and international patent applications as soon as 2016.  We have described the terms of this agreement in the Section entitled “Material Agreements”.

In connection with our program CB201, a protein therapeutic candidate derived from DJ-1 fused with a cell penetrating peptide, we hold all intellectual property and plan to file U.S. and international patent application in 2016.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders’ annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  We will continue to file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Employees

As of December 10, 2015, we had 7 employees.  The three members of our management are consultants rather than employees.  Their consultancy agreements are described in the Section entitled “Material Agreements”.

Description of Property

We lease our principal offices on a month-to-month basis for approximately $2,630 a month for office space and services.  In addition, we lease additional office space in Cambridge, UK with a 30 day notice period for termination. We do not consider this space to be material, and no employees are based there.  We also have the use of laboratory facilities at the MTA TTK facility in Budapest, Hungary. There have been no payments for the use of this space, though we intend to enter into a contract for increased lab space pursuant to a longer term lease in the near future.

Material Agreements

In addition to other agreements described elsewhere in this current report, we have entered into several agreements that we deem material to our operations and/or our financial situation.  We set out below a summary of the terms of those agreements, but encourage you to review each of those agreements in their entirety as attached as exhibits to this current report.

Agreement with NovAliX Deutschland GmbH

On November 12, 2015, Gardedam entered into an agreement with NovAliX Deutschland GmbH that replaced in its entirety a prior agreement between Gardedam and NovAlix’s predecessor dated December 23, 2009.  Under the Agreement, NovAliX granted us a worldwide, perpetual, non-exclusive license, including the right to sublicense, under (i) any and all patent rights owned or controlled by NovAliX that claim or cover any chemical compound and (ii) any and all technology generated by NovAliX in the performance of the Agreement and related to selected series of compounds (the “Hit Series Compounds”) from the NovAliX chemical microarrays showing binding and Structure Activity Relation trends to the DJ-1 protein to use:

•	the Hit Series Compounds;

•	any Hit Series Compounds to be synthesized by NovAliX;

•	any other compounds synthesized by NovAliX for Gardedam;

•	any other compounds delivered by NovAliX to Gardedam; and

•	any information disclosed in a report by NovAliX’s predecessor regarding the screen of the DJ-1 protein.

In exchange for the license, we agreed to pay a total of €112,000, of which €30,000 is due by December 12, 2015, another €35,000 is due by May 12, 2016 and another €47,000 is due by November 12, 2016.  In the event that we fail to make a payment within 30 days after its due date, all remaining unpaid amounts under the Agreement will double. In the event that we fail to make a payment within 30 days after its due date, the licenses granted under the Agreement will revert to NovAliX.

Investment Agreement

On October 21, 2015, the Company entered into an Investment Agreement with several investors pursuant to which we would issue shares of our common stock at the higher of $2.00 per share or the market price at closing on the day of payment in exchange for $1,500,000 to be payable in several tranches as set out below:

•	$150,000, in the form of a cash advance that had been received prior to the date of the agreement;

•	$350,000 upon the filing of a current report with the SEC reporting the completion of a name change a forward stock split (the “Corporate Actions”;

•	$500,000 within six months of the completion of the Corporate Actions; and

•	$500,000 within twelve months of the completion of the Corporate Actions.

Upon completion of the payments due under the agreements, the investors will have a twelve month option to invest up to an additional $1,000,000 into the Company on the same terms.

Consulting Agreement with Gergley Toth

On April 1, 2015, we entered a consulting agreement with Toth and Associates, LTD for Dr. Toth to act as the Company’s CEO.  In exchange for his services, we agreed to pay Dr. Toth (i) a monthly salary of £8,000, (ii) an amount equal to 1.5% of any capital raised by the company,  (iii) $50,000 upon an increase in the Company’s performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization of $30,000,000 and (iv) on the issuance of new stock for the purposes of a capital raise of an amount over $5,000,000, common stock equal to 1% of the company’s post-investment issued share capital.

Consulting Agreement with Thomas Roger Sawyer

On April 1, 2015, we entered a consulting agreement with Capro, LTD for Dr. Sawyer to act as the Company’s COO.  In exchange for his services, we agreed to pay Dr. Sawyer (i) a monthly salary of £6,667, (ii) an amount equal to 1.5% of any capital raised by the company,  (iii) $50,000 upon an increase in the Company’s performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization of $30,000,000 and (iv) on the issuance of new stock for the purposes of a capital raise of an amount over $5,000,000, common stock equal to 1% of the company’s post-investment issued share capital.

Consulting Agreement with Simon Peace

On April 1, 2015, we entered a consulting agreement with Eden Professionals LTD for Mr. Peace to act as the Company’s CFO.  In exchange for his services, we agreed to pay Mr. Peace (i) a monthly salary of £4,167, (ii) an amount equal to 1.5% of any capital raised by the company,  (iii) $50,000 upon an increase in the Company’s performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization of $30,000,000 and (iv) on the issuance of new stock for the purposes of a capital raise of an amount over $5,000,000, common stock equal to 1% of the company’s post-investment issued share capital.

Risk Factors

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed on any national securities exchange. Our shares are quoted on the OTC Pink Sheets operated by the OTC Markets Group, Inc., which is a quotation system. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

Risks Relating to Our Financial Position, Our Need for Additional Capital and Our Business

We have not generated any significant third party external revenue to date, and we anticipate that we will incur losses for the foreseeable future and we may never achieve or sustain profitability.

We may not generate the cash that is necessary to finance our operations in the foreseeable future. We have not generated any significant third party external revenues to date. We have incurred income (losses) of  ($34,500) and $30,222 for the years ended March 30, 2014 and 2015, respectively, and $212,123 for the six months ended September 30, 2015. We expect to continue to incur substantial losses for the foreseeable future as we:

•	conduct our in vivo studies and initiate clinical trials, if supported by the results of the initial trials;

•	complete preclinical development of other product candidates and initiate clinical trials, if supported by positive preclinical data; and

•	pursue our early stage research and seek to identify additional drug candidates and potentially acquire rights from third parties to drug candidates through licenses, acquisitions or other means.

We must generate significant revenue to achieve and sustain profitability. Even if we succeed in discovering, developing and commercializing one or more drug candidates, we may not be able to generate sufficient revenue and we may never be able to achieve or sustain profitability.

We will require additional capital to fund our operations, and if we are unable to obtain such capital, we will be unable to successfully develop and commercialize drug candidates.

As of September 30, 2015, we had cash and cash equivalents of $58,938. Although we believe, based on our current business plans and funding agreements, that our existing cash and cash equivalents will be sufficient to meet our obligations for at least the next 12 months, we anticipate that we will require additional capital in the future in order to continue the research and development of our drug candidates. Our future capital requirements will depend on many factors that are currently unknown to us, including, without limitation:

•	the timing of initiation, progress, results and costs of our clinical trials;

•	the results of our research and preclinical studies;

•	the costs of clinical manufacturing and of establishing commercial manufacturing arrangements;

•	the costs of preparing, filing, and prosecuting patent applications and maintaining, enforcing, and defending intellectual property-related claims;

•	our ability to establish research collaborations, strategic collaborations, licensing or other arrangements;

•	the costs to satisfy our obligations under potential future collaborations; and

•	the timing, receipt, and amount of revenues or royalties, if any, from any approved drug candidates.

We have based our expectations relating to liquidity and capital resources on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, we are unable to estimate the amounts of increased capital outlays and operating expenses associated with completing the development of our current product candidates.

We are not able to provide specific estimates of the timelines or total costs to complete our planned research programs. In the pharmaceutical industry, the research and development process is lengthy and involves a high degree of risk and uncertainty. This process is conducted in various stages and, during each stage, there is a substantial risk that product candidates in our research and development pipeline will experience difficulties, delays or failures. This makes it difficult to estimate the total costs to complete our on-going research or any future clinical trials for our current therapeutic candidates, or any potential future drug candidates, and to estimate the anticipated completion date with any degree of accuracy, and raises concerns that attempts to provide estimates of timing may be misleading by implying a greater degree of certainty than actually exists.

In order to develop and obtain regulatory approval for our product candidates we will need to raise substantial additional funds. We expect to raise any such additional funds through public or private equity or debt financings, collaborative agreements with corporate partners or other arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. General market conditions may make it very difficult for us to seek financing from the capital markets. If we raise additional funds by issuing equity securities, substantial dilution to existing shareholders would result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. We may be required to relinquish rights to our technologies or drug candidates or grant licenses on terms that are not favourable to us in order to raise additional funds through strategic alliances, joint ventures or licensing arrangements.

If adequate funds are not available on a timely basis, we may be required to:

•	terminate or delay preclinical trials or other development for one or more of our drug candidates;

•	delay arrangements for activities that may be necessary to commercialize our drug candidates;

•	curtail or eliminate our drug research and development programs that are designed to identify new drug candidates; or

•	cease operations.

In addition, if we do not meet our payment obligations to third parties as they come due, we may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and distract management, and may have unfavourable results that could further adversely impact our financial condition.

Our future success depends on our ability to retain our chief executive officer and to attract, retain and motivate qualified personnel.

We depend on Dr. Gergely Toth, our Chief Executive Officer. We expect that we will continue to pay our key executives less cash compensation than the may be able to earn in the open market. We may not be able to retain Dr. Toth or any of our key executives. The loss of the services of Dr. Toth or any other person on which we depend might impede the achievement of our research and development objectives. Recruiting and retaining qualified scientific personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions.

Our collaborators, prospective collaborators and suppliers may need assurances that our financial resources and stability on a stand-alone basis are sufficient to satisfy their requirements for doing or continuing to do business with us.

Some of our collaborators, prospective collaborators and suppliers may need assurances that our financial resources and stability on a stand-alone basis are sufficient to satisfy their requirements for doing or continuing to do business with us. If our collaborators, prospective collaborators or suppliers are not satisfied with our financial resources and stability, it could have a material adverse effect on our ability to develop our drug candidates, enter into licenses or other agreements and on our business, financial condition or results of operations.

Risks Related to the Discovery, Development and Regulatory Approval of Drug Candidates

Our success largely depends on the success of our research and development programs, which are at an early stage. Our drug candidates are still in early stages of development and our drug candidates are only in preclinical trials. We may not be able to successfully discover, develop, obtain regulatory approval for or commercialize any drug candidates.

The success of our business depends substantially upon our ability to discover, develop, obtain regulatory approval for and commercialize our drug candidates successfully. Our research and development programs are prone to the significant and likely risks of failure inherent in drug development. We intend to continue to invest most of our time and financial resources in our research and development programs. Although we plan to carry out in vivo trials of our lead candidates, these trials might not support further development of our drug candidates. In addition, while we are developing further candidates from our research programs, we have not as yet identified drug candidates for all of our research programs.

Before obtaining regulatory approvals for the commercial sale of any drug candidate for a target indication, we must demonstrate with substantial evidence gathered in well-controlled clinical trials, and, with respect to approval in the United States, to the satisfaction of the United States Food and Drug Administration, or FDA, or, with respect to approval in other countries, similar regulatory authorities in those countries, that the drug candidate is safe and effective for use for that target indication. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain, and subject to unanticipated delays. Despite our efforts, our drug candidates may not:

•	offer improvement over existing, comparable products;

•	be proven safe and effective in clinical trials; or

•	meet applicable regulatory standards.
Positive results in preclinical studies of a drug candidate may not be predictive of similar results in humans during clinical trials, and promising results from early clinical trials of a drug candidate may not be replicated in later clinical trials. Interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from completed preclinical studies and clinical trials for our drug candidates may not be predictive of the results we may obtain in later stage trials or studies. Our preclinical studies or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical studies or clinical trials, or to discontinue clinical trials altogether.

Furthermore, we have not marketed, distributed or sold any products. Our success will, in addition to the factors discussed above, depend on the successful commercialization of our drug candidates, which may require:

•	obtaining and maintaining commercial manufacturing arrangements with third-party manufacturers;

•	collaborating with pharmaceutical companies or contract sales organizations to market and sell any approved drug; or

•	acceptance of any approved drug in the medical community and by patients and third-party payors.

Many of these factors are beyond our control. We do not expect any of our drug candidates to be commercially available for several years and some or all may never become commercially available. Accordingly, we do not anticipate generating revenues from the sale of products in the near- or medium-term, and we may never generate revenues through the sale of products.

If clinical trials of our drug candidates are prolonged, delayed, suspended or terminated, we may be unable to commercialize our drug candidates on a timely basis, which would require us to incur additional costs and delay our receipt of any revenue from potential product sales.

We cannot predict whether we will encounter problems with our preclinical trials or any future clinical trials that will cause us or any regulatory authority to delay or suspend those clinical trials or delay the analysis of data derived from them. For example, our current therapeutic candidates target patients with Parkinson’s Disease, Alzheimer’s Disease, and potentially other neurodegenerative disorders, and number of events, including any of the following, could delay the completion of our planned clinical trials and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular drug candidate:

•	conditions imposed on us by the FDA or any foreign regulatory authority regarding the scope or design of our clinical trials;

•
delays in obtaining, or our inability to obtain, required approvals from institutional review boards, or IRBs, or other reviewing entities at clinical sites selected for participation in our clinical trials;

•	insufficient supply or deficient quality of our drug candidates or other materials necessary to conduct our clinical trials;

•	delays in obtaining regulatory agency agreement for the conduct of our clinical trials;

•
lower than anticipated enrolment and retention rate of subjects in clinical trials for a variety of reasons, including size of patient population, nature of trial protocol, the availability of approved effective treatments for the relevant disease and competition from other clinical trial programs for similar indications;

•	serious and unexpected drug-related side effects experienced by patients in clinical trials; or

•	failure of our third-party contractors to meet their contractual obligations to us in a timely manner.
Clinical trials may also be delayed or terminated as a result of ambiguous or negative interim results. In addition, a clinical trial may be suspended or terminated by us, the FDA, the IRBs at the sites where the IRBs are overseeing a trial, or a data safety monitoring board, or DSMB, overseeing the clinical trial at issue, or other regulatory authorities due to a number of factors, including:

•	failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•	inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•	varying interpretation of data by the FDA or similar foreign regulatory authorities;

•	failure to achieve primary or secondary endpoints or other failure to demonstrate efficacy;

•	unforeseen safety issues; or

•	lack of adequate funding to continue the clinical trial.

Additionally, changes in regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit our clinical trial protocols to IRBs for re-examination, which may impact the cost, timing or successful completion of a clinical trial.

We do not know whether our clinical trials will be conducted as planned, will need to be restructured or will be completed on schedule, if at all. Delays in our clinical trials will result in increased development costs for our drug candidates. In addition, if we experience delays in the completion of, or if we terminate, any of our clinical trials, the commercial prospects for our drug candidates may be harmed and our ability to generate product revenues will be jeopardized. Furthermore, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a drug candidate.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our drug candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is inherently unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a drug candidate’s clinical development and may vary among jurisdictions. We have not obtained regulatory approval for any drug candidate and it is possible that none of our existing drug candidates or any drug candidates we may seek to develop in the future will ever obtain regulatory approval.

Our drug candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;

•	we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a drug candidate is safe and effective for its proposed indication;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•	we may be unable to demonstrate that a drug candidate’s clinical and other benefits outweigh its safety risks;

•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•
the data collected from clinical trials of our drug candidates may not be sufficient to support the submission of a Biologics License Application, or BLA, or other submission or to obtain regulatory approval in the United States or elsewhere;

•
the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; or

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market our drug candidates, which would significantly harm our business, results of operations and prospects. In addition, even if we were to obtain approval, regulatory authorities may approve any of our drug candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a drug candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that drug candidate. Any of the foregoing scenarios could materially harm the commercial prospects for our drug candidates.

Even if our drug candidates receive regulatory approval in the United States, we may never receive approval or commercialize our products outside of the United States.

In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the United States as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval would impair our ability to develop foreign markets for our drug candidates.

Both before and after marketing approval, our drug candidates are subject to ongoing regulatory requirements and continued regulatory review, and if we fail to comply with these continuing requirements, we could be subject to a variety of sanctions and the sale of any approved products could be suspended.

Both before and after regulatory approval to market a particular drug candidate, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record keeping related to the product are subject to extensive, ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with current good manufacturing practice, or cGMP, requirements and current good clinical practice, or cGCP, requirements for any clinical trials that we conduct post-approval. Any regulatory approvals that we receive for our drug candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of the drug candidate. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities could subject us to administrative or judicially imposed sanctions, including:

•	restrictions on the marketing of our products or their manufacturing processes;

•	warning letters;

•	civil or criminal penalties;

•	fines;

•	injunctions;

•	product seizures or detentions;

•	import or export bans;

•	voluntary or mandatory product recalls and related publicity requirements;

•	suspension or withdrawal of regulatory approvals;

•	total or partial suspension of production; and

•	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our drug candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

If side effects are identified during the time our drug candidates are in development or after they are approved and on the market, we may choose to or be required to perform lengthy additional clinical trials, discontinue development of the affected drug candidate, change the labeling of any such products, or withdraw any such products from the market, any of which would hinder or preclude our ability to generate revenues.

Undesirable side effects caused by our drug candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly. Even if any of our drug candidates receives marketing approval, as greater numbers of patients use a drug following its approval, an increase in the incidence of side effects or the incidence of other post-approval problems that were not seen or anticipated during pre-approval clinical trials could result in a number of potentially significant negative consequences, including:

•	regulatory authorities may withdraw their approval of the product;

•	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;

•	we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product;

•	we could be sued and held liable for harm caused to patients; and

•	our reputation may suffer.

Any of these events could substantially increase the costs and expenses of developing, commercializing and marketing any such drug candidates or could harm or prevent sales of any approved products.

We deal with hazardous materials and must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Some of our research and development activities involve the controlled storage, use, and disposal of hazardous materials. We are subject to federal, state, and local laws and regulations governing the use, manufacture, storage, handling, and disposal of these hazardous materials. Although we believe that our safety procedures for the handling and disposing of these materials comply with the standards prescribed by these laws and regulations, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident, state or federal authorities may curtail our use of these materials, and we could be liable for any civil damages that result, which may exceed our financial resources and may seriously harm our business. Because we believe that our laboratory and materials handling policies and practices sufficiently mitigate the likelihood of materials liability or third-party claims, we currently carry no insurance covering such claims. An accident could damage, or force us to shut down, our operations.

Risks Related to the Commercialization of Our Drug Candidates

Even if any of our drug candidates receives regulatory approval, if such approved product does not achieve broad market acceptance, the revenues that we generate from sales of the product will be limited.

Even if any drug candidates we may develop or acquire in the future obtain regulatory approval, they may not gain broad market acceptance among physicians, healthcare payors, patients and the medical community. The degree of market acceptance for any approved drug candidate will depend on a number of factors, including:

•	the indication and label for the product and the timing of introduction of competitive products;

•	demonstration of clinical safety and efficacy compared to other products;

•	prevalence and severity of adverse side effects;

•	availability of reimbursement from managed care plans and other third-party payors;

•	convenience and ease of administration;

•	cost-effectiveness;

•	other potential advantages of alternative treatment methods; and

•	the effectiveness of marketing and distribution support of the product.

Consequently, even if we discover, develop and commercialize a product, the product may fail to achieve broad market acceptance and we may not be able to generate significant revenue from the product.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell an approved product, we may be unable to generate product revenue.

We do not currently have an organization for the sales, marketing and distribution of pharmaceutical products. In order to market any products that may be approved by the FDA, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

If government and third-party payors fail to provide coverage and adequate reimbursement rates for any of our drug candidates that receive regulatory approval, our revenue and prospects for profitability will be harmed.

In both domestic and foreign markets, our sales of any future products will depend in part upon the availability of reimbursement from third-party payors. Such third-party payors include government health programs such as Medicare, managed care providers, private health insurers, and other organizations. There is significant uncertainty related to the third-party coverage and reimbursement of newly approved drugs. Coverage and reimbursement may not be available for any drug that we or our collaborators commercialize and, even if these are available, the level of reimbursement may not be satisfactory. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Third-party payors are also increasingly attempting to contain healthcare costs by demanding price discounts or rebates and limiting both coverage and the amounts that they will pay for new drugs, and, as a result, they may not cover or provide adequate payment for our drug candidates. We might need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any future products to such payors’ satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Our future products might not ultimately be considered cost-effective. Adequate third-party reimbursement might not be available to enable us to maintain price levels sufficient to realize an appropriate return on investment in product development. If coverage and adequate reimbursement are not available or reimbursement is available only to limited levels, we or our collaborators may not be able to successfully commercialize any product candidates for which marketing approval is obtained.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drugs vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we or our collaborators might obtain marketing approval for a drug in a particular country, but then be subject to price regulations that delay commercial launch of the drug, possibly for lengthy time periods, and negatively impact our ability to generate revenue from the sale of the drug in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more drug candidates, even if our drug candidates obtain marketing approval.

U.S. and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare. In the United States, we expect that there will continue to be federal and state proposals to implement similar governmental controls. In addition, recent changes in the Medicare program and increasing emphasis on managed care in the United States will continue to put pressure on pharmaceutical product pricing. For example, in 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively, the Healthcare Reform Law, was enacted. The Healthcare Reform Law substantially changes the way healthcare is financed by both governmental and private insurers and significantly affects the pharmaceutical industry. Among the provisions of the Healthcare Reform Law of importance to the pharmaceutical industry are the following:

•
an annual, nondeductible fee on any entity that manufactures or imports certain branded prescription drugs and biologic agents, apportioned among these entities according to their market share in certain government healthcare programs;

•	an increase in the minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program to 23.1% and 13.0% of the average manufacturer price for branded and generic drugs, respectively;

•	expansion of healthcare fraud and abuse laws, including the False Claims Act and the Anti-Kickback Statute, new government investigative powers and enhanced penalties for non-compliance;

•
a new Medicare Part D coverage gap discount program, under which manufacturers must agree to offer 50 percent point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D;

•	extension of manufacturers’ Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;

•
expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals and by adding new mandatory eligibility categories for certain individuals with income at or below 133% of the federal poverty level beginning in 2014, thereby potentially increasing a manufacturer’s Medicaid rebate liability;

•	a licensure framework for follow-on biologic products;

•	expansion of the entities eligible for discounts under the Public Health Service pharmaceutical pricing program;

•	new requirements under the federal Open Payments program and its implementing regulations;

•	a new requirement to annually report drug samples that manufacturers and distributors provide to physicians; and

•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

In addition, other legislative changes have been proposed and adopted since the Healthcare Reform Law was enacted. These changes include aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, starting in 2013. On March 1, 2013, the President signed an executive order implementing the 2% Medicare payment reductions, and on April 1, 2013, these reductions went into effect. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on customers for our drugs, if approved, and, accordingly, our financial operations.

We expect that the Healthcare Reform Law, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved drug. Legislation and regulations affecting the pricing of pharmaceuticals might change before our drug candidates are approved for marketing. Any reduction in reimbursement from Medicare or other government healthcare programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our drugs.

Our drug candidates, if they are approved for sale in the United States or in other countries, may not be considered medically reasonable and necessary for a specific indication, that they will be considered cost-effective by third-party payors, that coverage or an adequate level of reimbursement will be available, or that third-party payors’ reimbursement policies will not adversely affect our ability to sell our drug candidates profitably if they are approved for sale.

The markets for our drug candidates are subject to intense competition. If we are unable to compete effectively, our drug candidates may be rendered noncompetitive or obsolete.

The research, development and commercialization of new drugs is highly competitive. We will face competition with respect to all drug candidates we may develop or commercialize in the future from pharmaceutical and biotechnology companies worldwide. The key factors affecting the success of any approved product will be its indication, label, efficacy, safety profile, drug interactions, method of administration, pricing, reimbursement and level of promotional activity relative to those of competing drugs.

Furthermore, many large pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the development of novel drugs that target the same indications we are targeting with our research and development program. We face, and expect to continue to face, intense and increasing competition as new products enter the market and advanced technologies become available. Many of our competitors have:

•	significantly greater financial, technical and human resources than we have and may be better equipped to discover, develop, manufacture and commercialize drug candidates;

•	more extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products;

•	drug candidates that have been approved or are in late-stage clinical development; and/or

•	collaborative arrangements in our target markets with leading companies and research institutions.

Competitive products may render our research and development program obsolete or noncompetitive before we can recover the expenses of developing and commercializing our drug candidates. Furthermore, the development of new treatment methods and/or the widespread adoption or increased utilization of any vaccine or development of other products or treatments for the diseases we are targeting could render any of our drug candidates noncompetitive, obsolete or uneconomical. If we successfully develop and obtain approval for a drug candidate, we will face competition based on the safety and effectiveness of the approved product, the timing of its entry into the market in relation to competitive products in development, the availability and cost of supply, marketing and sales capabilities, reimbursement coverage, price, patent position and other factors. Even if we successfully develop drug candidates but those drug candidates do not achieve and maintain market acceptance, our business will not be successful.

Our drug candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated.

Our drug candidates are regulated by the FDA as biologic products and we intend to seek approval for these products pursuant to the BLA pathway. The Biologics Price Competition and Innovation Act of 2009, or BPCIA, created an abbreviated pathway for the approval of biosimilar and interchangeable biologic products. The abbreviated regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an existing brand product. Under the BPCIA, an application for a biosimilar product cannot be approved by the FDA until 12 years after the original branded product was approved under a BLA. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. While it is uncertain when such processes intended to implement BPCIA may be fully adopted by the FDA, any such processes could have a material adverse effect on the future commercial prospects for our biologic products.

We believe that any of our drug candidates approved as a biologic product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider our drug candidates to be reference products for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biologic products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

We may be subject, directly or indirectly, to federal and state anti-kickback, fraud and abuse, false claims, physician payment transparency, health information privacy and security, and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.

If we obtain FDA approval for any of our drug candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, subject to various federal and state fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act, which may constrain the business or financial arrangements and relationships through which we sell, market and distribute any drugs for which we obtain marketing approval. In addition, we may be subject to physician payment transparency laws and patient privacy regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. The laws that may affect our ability to operate include:

•
the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•
federal civil and criminal false claims laws and civil monetary penalty laws, including the federal False Claims Act, which impose criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•
the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that impose criminal and civil liability for executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

•
the federal Open Payments program, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to “payments or other transfers of value” made to physicians, which is defined to include doctors, dentists, optometrists, podiatrists and chiropractors, and teaching hospitals and applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held by the physicians and their immediate family members, with data collection beginning on August 1, 2013, requirements for manufacturers to submit reports to CMS by March 31, 2014 and the 90th day of each subsequent calendar year, and disclosure of such information to be made by CMS on a publicly available website beginning in September 2014;

•
HIPAA, as amended by the Health Information Technology and Clinical Health Act, and its implementing regulations, which impose obligations on covered healthcare providers, health plans, and healthcare clearinghouses, as well as their business associates that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, with respect to safeguarding the privacy, security and transmission of individually identifiable health information; and

•
analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; state and foreign laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; state and foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations may involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, imprisonment, damages, fines and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business, including our collaborators, is found not to be in compliance with applicable laws, it may be subject to criminal, civil or administrative sanctions, including exclusions from participation in government healthcare programs, which could also adversely affect our business.

If a successful product liability or clinical trial claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, we could incur substantial liability.

The use of our drug candidates in clinical trials and the sale of any products for which we obtain marketing approval will expose us to the risk of product liability and clinical trial liability claims. Product liability claims might be brought against us by consumers, health care providers or others selling or otherwise coming into contact with our products. Clinical trial liability claims may be filed against us for damages suffered by clinical trial subjects or their families. If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•	decreased demand for any approved drug candidates;

•	impairment of our business reputation;

•	withdrawal of clinical trial participants;

•	costs of related litigation;

•	distraction of management’s attention;

•	substantial monetary awards to patients or other claimants;

•	loss of revenues; and

•	the inability to successfully commercialize any approved drug candidates.

On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. A successful product liability claim or series of claims brought against us could cause our share price to decline and could decrease our cash and adversely affect our business.

Risks Related to Our Dependence on Third Parties

We rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet established deadlines for the completion of any such clinical trials.

We do not have the ability to independently conduct clinical trials for our drug candidates, and we rely on third parties, such as consultants, contract research organizations, medical institutions, and clinical investigators, to perform this function. Our reliance on these third parties for clinical development activities results in reduced control over these activities. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. Although we have and will enter into agreements with these third parties, we will be responsible for confirming that our clinical trials are conducted in accordance with their general investigational plans and protocols. Moreover, the FDA requires us to comply with regulations and standards, commonly referred to as cGCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities and requirements. If we or any of our third party contractors fail to comply with applicable cGCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. Upon inspection by a given regulatory authority, such regulatory authority may not determine that any of our clinical trials complies with cGCP regulations. In addition, our clinical trials must be conducted with product produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

To date, we believe our consultants, contract research organizations and other similar entities with which we are working have performed well; however, if these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with applicable regulations, we may be required to replace them. Although we believe that there are a number of other third-party contractors we could engage to continue these activities, we may not be able to enter into arrangements with alternative third-party contractors or to do so on commercially reasonable terms, which may result in a delay of our planned clinical trials. Accordingly, we may be delayed in obtaining regulatory approvals for our drug candidates and may be delayed in our efforts to successfully develop our drug candidates.

In addition, our third-party contractors are not our employees, and except for remedies available to us under our agreements with such third-party contractors, we cannot control whether or not they devote sufficient time and resources to our ongoing clinical, nonclinical and preclinical programs. If third-party contractors do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our drug candidates. As a result, our results of operations and the commercial prospects for our drug candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed.

If we do not establish strategic collaborations, we may have to alter our research and development plans.

Our drug research and development programs and potential commercialization of our drug candidates will require substantial additional cash to fund expenses. Our strategy includes potentially collaborating with leading pharmaceutical and biotechnology companies to assist us in furthering development and potential commercialization of some of our drug candidates, in some or all geographies. It may be difficult to enter into one or more of such collaborations in the future. We face significant competition in seeking appropriate collaborators and these collaborations are complex and time-consuming to negotiate and document. We may not be able to negotiate collaborations on acceptable terms, or at all, in which case we may have to curtail the development of a particular drug candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we will need to obtain additional capital, which may not be available to us on acceptable terms, or at all. If we do not have sufficient funds, we will not be able to bring our drug candidates to market and generate product revenue.

We have no manufacturing capacity and depend on a third-party manufacturer to produce our pre-clinical and clinical trial drug supplies.

We do not currently operate manufacturing facilities for pre-clinical or clinical production of any of our drug candidates. We have no experience in drug manufacturing, and we lack the resources and the capabilities to manufacture any of our drug candidates on a clinical or commercial scale. As a result, we rely on a single third-party manufacturer to supply, store, and distribute pre-clinical and clinical supply of our drug candidates, and plan to continue to do so for the foreseeable future. Any performance failure on the part of our existing or future manufacturers could delay clinical development or regulatory approval of our drug candidates or commercialization of any approved products, producing additional losses and depriving us of potential product revenue.

Our drug candidates require precise, high quality manufacturing. Failure by our contract manufacturer to achieve and maintain high manufacturing standards could result in patient injury or death, product recalls or withdrawals, delays or failures in testing or delivery, cost overruns, or other problems that could seriously hurt our business. Contract manufacturers may encounter difficulties involving production yields, quality control, and quality assurance. These manufacturers are subject to ongoing periodic and unannounced inspections by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMPs and other applicable government regulations and corresponding foreign standards; however, we do not have control over third-party manufacturers’ compliance with these regulations and standards.

If a contract manufacturer cannot perform as agreed, we may be required to replace it. Although we believe there are a number of potential replacements as we do not expect our manufacturing processes to be manufacturer specific, we may incur added costs and delays in identifying and qualifying any such replacements because the FDA must approve any replacement manufacturer prior to manufacturing our drug candidates. Such approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our drug candidates after receipt of FDA approval.

We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and other regulatory agencies for any of our drug candidates, and our commercialization of any of our drug candidates may be halted, delayed or made less profitable if those third parties fail to obtain such approvals, fail to provide us with sufficient quantities of drug product or fail to do so at acceptable quality levels or prices.

To date, our drug candidates have been manufactured in small quantities for preclinical and clinical testing by third-party manufacturers. If the FDA or other regulatory agencies approve any of our drug candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of approved drug candidates. These manufacturers may not be able to successfully increase the manufacturing capacity for any approved drug candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. If third party manufacturers are unable to successfully increase the manufacturing capacity for a drug candidate, or we are unable to establish our own manufacturing capabilities, the commercial launch of any approved products may be delayed or there may be a shortage in supply, which in turn could have a material adverse effect on our business.

In addition, the facilities used by our contract manufacturers to manufacture our drug candidates must be approved by the FDA pursuant to inspections that will be conducted after we submit a BLA to the FDA. We do not control the manufacturing process of, and completely depend on, our future contract manufacturing partners for compliance with cGMPs, for manufacture of both active drug substances and finished drug products. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other regulatory authorities, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our drug candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our drug candidates, if approved.

We depend on third-party suppliers for key raw materials used in our manufacturing processes, and the loss of these third-party suppliers or their inability to supply us with adequate raw materials could harm our business.

We rely on third-party suppliers for the raw materials required for the production of our drug candidates. Our dependence on these third-party suppliers and the challenges we may face in obtaining adequate supplies of raw materials involve several risks, including limited control over pricing, availability, quality and delivery schedules. We cannot be certain that our suppliers will continue to provide us with the quantities of these raw materials that we require or satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are currently several other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and potential commercialization of our drug candidates, including limiting supplies necessary for clinical trials and regulatory approvals, which would have a material adverse effect on our business.

Risks Related to Our Intellectual Property

If we are unable to adequately protect or enforce the intellectual property relating to our drug candidates our ability to successfully commercialize our drug candidates will be harmed.

Our success depends in part on our ability to obtain patent protection both in the United States and in other countries for our drug candidates. Our ability to protect our drug candidates from unauthorized or infringing use by third parties depends in substantial part on our ability to obtain and maintain valid and enforceable patents. Due to evolving legal standards relating to the patentability, validity and enforceability of patents covering pharmaceutical inventions and the scope of claims made under these patents, our ability to obtain, maintain and enforce patents is uncertain and involves complex legal and factual questions. Accordingly, rights under any issued patents may not provide us with sufficient protection for our drug candidates or provide sufficient protection to afford us a commercial advantage against competitive products or processes.

In addition, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us or our affiliates. Even if patents have issued or will issue, we cannot guarantee that the claims of these patents are or will be valid or enforceable or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us. Patent applications in the United States are maintained in confidence for up to 18 months after their filing. In some cases, however, patent applications remain confidential in the U.S. Patent and Trademark Office, or the USPTO, for the entire time prior to issuance as a U.S. patent. Similarly, publication of discoveries in the scientific or patent literature often lags behind actual discoveries. Consequently, we cannot be certain that we or our licensors or co-owners were the first to invent, or the first to file patent applications on, our drug candidates or their use as drugs. In the event that a third party has also filed a U.S. patent application relating to our drug candidates or a similar invention, we may have to participate in interference or derivation proceedings declared by the USPTO to determine priority of invention in the United States. The costs of these proceedings could be substantial and it is possible that our efforts would be unsuccessful, resulting in a loss of our U.S. patent position. Furthermore, we may not have identified all U.S. and foreign patents or published applications that affect our business either by blocking our ability to commercialize our drugs or by covering similar technologies.

Composition-of-matter patents on the biological or chemical active pharmaceutical ingredient are generally considered to be the strongest form of intellectual property protection for pharmaceutical products, as such patents provide protection without regard to any method of use. We cannot be certain that the claims in our patent applications covering composition-of-matter of our product candidates will be considered patentable by the USPTO and courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that the claims in our issued composition-of-matter patents will not be found invalid or unenforceable if challenged. Method-of-use patents protect the use of a product for the specified method. This type of patent does not prevent a competitor from making and marketing a product that is identical to our product for an indication that is outside the scope of the patented method. Moreover, even if competitors do not actively promote their product for our targeted indications, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to the infringement of method-of-use patents, the practice is common and such infringement is difficult to prevent or prosecute.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation, and switch the U.S. patent system from a “first-to-invent” system to a “first-to-file” system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The U.S. Patent and Trademark Office recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first-to-file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

We may be subject to a third-party preissuance submission of prior art to the U.S. Patent and Trademark Office, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review, or other patent office proceedings or litigation, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third party patent rights.

We may not be able to protect our intellectual property rights throughout the world.

The laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as in the United States and many companies have encountered significant difficulties in protecting and defending such rights in foreign jurisdictions. If we encounter such difficulties in protecting or are otherwise precluded from effectively protecting our intellectual property rights in foreign jurisdictions, our business prospects could be substantially harmed.

We license patent rights from third-party owners. Such licenses may be subject to early termination if we fail to comply with our obligations in our licenses with third parties, which could result in the loss of rights or technology that are material to our business.

We are a party to a license with NovAlix Deutschland GmbH that give us rights to third-party intellectual property that is necessary or useful for our business, and we may enter into additional licenses in the future. Under these license agreements we are or may be obligated to pay the licensor fees, which may include annual license fees, milestone payments, royalties, a percentage of revenues associated with the licensed technology and a percentage of sublicensing revenue. In addition, under certain of such agreements, we are required to diligently pursue the development of products using the licensed technology. If we fail to comply with these obligations and fail to cure our breach within a specified period of time, the licensor may have the right to terminate the applicable license, in which event we could lose valuable rights and technology that are material to our business.

If the licensor retains control of prosecution of the patents and patent applications licensed to us, we may have limited or no control over the manner in which the licensor chooses to prosecute or maintain its patents and patent applications and have limited or no right to continue to prosecute any patents or patent applications that the licensor elects to abandon.

We jointly own certain patent rights with third parties. Our ability to out-license these patent rights, or to prevent the third party from out-licensing these patent rights, may be limited in certain countries.

We jointly own certain patents and patent applications with third parties, and may jointly own patents and patent applications with third parties in the future. Unless we enter into an agreement with the joint owner, we will be subject to certain default rules pertaining to joint ownership. Certain countries require the consent of all joint owners to license jointly owned patents, and if we are unable to obtain such consent from the joint owner, we may not be able to license our rights under these patents and patent applications. In certain other countries, including the United States, the joint owner could license its rights under these patents and patent applications to another party without our consent and without any duty of accounting to us.

Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing drug candidates to market and harm our ability to operate.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Although we are not currently aware of any litigation or other proceedings or third-party claims of intellectual property infringement related to our drug candidates, the pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may hold or obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization.

In addition, third parties may challenge or infringe upon our existing or future patents. Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding:

•	the patentability of our inventions relating to our drug candidates; and/or

•	the enforceability, validity or scope of protection offered by our patents relating to our drug candidates.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on us.

If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may:

•	incur substantial monetary damages;

•	encounter significant delays in bringing our drug candidates to market; and/or

•	be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment requiring licenses.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable; however, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

If we are unable to maintain effective internal controls, our business, financial position and results of operations could be adversely affected.

We are subject to the reporting and other obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which require annual management assessments of the effectiveness of our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, if we continue to take advantage of the exemptions available to us through the JOBS Act.

The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002. These reporting and other obligations place significant demands on our management and administrative and operational resources, including accounting resources.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of Financial Statements for external purposes in accordance with accounting principles generally accepted in the United States. Any failure to maintain effective internal controls could have an adverse effect on our business, financial position and results of operations.

For as long as we are an emerging growth company, we will be exempt from certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company, which is defined as a company with annual gross revenues of less than $1 billion, that has been a public reporting company for a period of less than five years, and that does not have a public float of $700 million or more in securities held by non-affiliated holders. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter, (ii) the end of the fiscal year in which we have total annual gross revenues of $1 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period or (iv) the end of the fiscal year following the fifth anniversary of the date of the first sale of our shares of common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or the Securities Act.

For as long as we are an emerging growth company, unlike other public companies, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These include, but are not limited to, (i) reduced obligations with respect to the disclosure of selected financial data in registration statements filed with the SEC, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, (iii) an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of such extended transition period. Since we would then not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Risks Related to Our Shares of Common Stock

A trading market may not develop to provide you with adequate liquidity for our shares of common stock. In addition, the market price of our shares may fluctuate widely.

Our shares of common stock have been traded on The Over-The-Counter Pink Sheets since February 2013; an active trading market for our shares of common stock may never develop or be sustained in the future. We cannot predict the prices at which our shares of common stock may trade at. The market price of our shares of common stock may fluctuate widely, depending upon many factors, some of which may be beyond our control, including:

•	our ability to obtain financing as needed;

•	progress in and results from our clinical trials;

•	failure or delays in advancing our preclinical drug candidates or other drug candidates we may develop in the future, into clinical trials;

•	results of clinical trials conducted by others on drugs that would compete with our drug candidates;

•	issues in manufacturing our drug candidates;

•	regulatory developments or enforcement in the United States and foreign countries;

•	developments or disputes concerning patents or other proprietary rights;

•	introduction of technological innovations or new commercial products by our competitors;

•	changes in estimates or recommendations by securities analysts, if any, who cover our company;

•	public concern over our drug candidates;

•	litigation;

•	future sales of our shares of common stock;

•	general market conditions;

•	changes in the structure of healthcare payment systems;

•	failure of any of our drug candidates, if approved, to achieve commercial success;

•	economic and other external factors or other disasters or crises;
•	period-to-period fluctuations in our financial results;

•	overall fluctuations in U.S. equity markets;

•	our quarterly or annual results, or those of other companies in our industry;

•	announcements by us or our competitors of significant acquisitions or dispositions;

•	the operating and share price performance of other comparable companies;

•	investor perception of our company and the drug development industry;

•	natural or environmental disasters that investors believe may affect us; or

•	fluctuations in the budget of federal, state and local governmental entities around the world.

These and other external factors may cause the market price and demand for our shares of common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our shares of common stock. In particular, stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our shares of common stock. In the past, when the market price of a stock has been volatile, some holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

We do not anticipate paying cash dividends, and accordingly, shareholders must rely on share appreciation for any return on their investment.

We anticipate losing money for the foreseeable future and, even if we do ever turn a profit, we intend to retain future earnings, if any, for the development, operation and expansion of our business. Thus, we do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in our shares of common stock will depend upon appreciation in their value and in order to receive any income or realize a return on your investment, you will need to sell your Cantabio ordinary shares. Our shares of common stock might not maintain their price or appreciate in value.

Your percentage ownership in us may be diluted in the future.

As with any publicly traded company, your percentage ownership in us may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise. We may need to raise additional capital in the future. If we are able to raise additional capital, we may issue equity or convertible debt instruments, which may severely dilute your ownership interest in us. In addition, we intend to grant option awards to our directors, officers and employees, which would dilute your ownership stake in us.

Financial Information

The following management’s discussion and analysis of financial condition should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 8-K, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Merger and the change in our business and operations, a discussion of the past, pre-Merger financial results of Cantabio, is not pertinent, and under applicable accounting principles the historical financial results of Gardedam, the wholly owned operating subsidiary of Cantabio, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

The following discussion highlights Gardedam’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Gardedam’s audited and unaudited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations

Comparisons

Three Months Ended September 30, 2015 and 2014.

(a) General and Administrative Expenses

The Company had general and administrative expenses of $23,144 for the three months ended September 30, 2015 compared to $2,326 for the three months ended September 30, 2014, an increase of $20,818.  This increase in general and administrative expenses was mainly due to work and increased activity.

(b)Consulting and Professional Fees

The Company had $90,546 of consulting and professional fees for the three months ended September 30, 2015 compared to $2,850 for the three months ended September 30, 2014.  This increase was mainly due to bringing in additional officers and auditing the Company’s financials.

(c)Research and Development

The Company had Research and Development expense of $2,326 for the three months ended September 30, 2015 compared to $14,022 for the three months ended September 30, 2014, a decrease of $11,696.  This decrease in Research and Development is mainly due to Company was gearing up for the next level of R&D spending.

(d)    Gain (Loss) in Foreign Exchange

The Company had a gain/(loss) expenses of $(1,738) for the three months ended September 30, 2015 compared to $19,968 for the three months ended September 30, 2014.  The variance is due to the change in foreign exchange rates on payables in British pounds and Euro.

(e) Net Loss

The Company had a net loss of $(117,754) for the three months ended September 30, 2015 compared to a gain of $770 for the three months ended September 30, 2014.  This increase in expenditure was mainly due to brining in additional officers and auditing the Company’s financials.

Nine Months Ended September 30, 2015 and 2014

a) General and Administrative Expenses
The Company had general and administrative expenses of $29,117 for the nine months ended September 30, 2015 compared to $2,425 for the nine months ended September 30, 2014, an increase of $26,692.  This increase in general and administrative expenses was mainly due to work in increased activity.

(b)Consulting and Professional Fees

The Company had $182,981 of consulting and professional fees for the nine months ended September 30, 2015 compared to $8,550 for the nine months ended September 30, 2014.  This increase was mainly due to brining in additional officers and auditing the Company’s financials.

(c)Research and Development

The Company had Research and Development expense of $2,326 for the nine months ended September 30, 2015 compared to $14,022 for the nine months ended September 30, 2014, a decrease of $11,696.  This decrease in Research and Development is mainly due to the Company gearing up for the next level of R&D spending.
(d)    Grant Income

The Company had grant Income of $0 for the nine months ended September 30, 2015 compared to $34,744 for the nine months ended September 30, 2014.  The Company was granted a grant from the Michael J Fox foundation.

(e)         Gain (Loss) in Foreign Exchange

The Company had a gain/(loss) expenses of $20,257 for the nine months ended September 30, 2015 compared to $10,937 for the nine months ended September 30, 2014.  The variance is due to the change in foreign exchange rates on payables in British pounds and Euro.

(f) Net Loss

The Company had a net loss of $(194,167) for the nine months ended September 30, 2015 compared to a gain of $20,684 for the nine months ended September 30, 2014.  This increase in expenditure was mainly due to brining in additional officers and auditing the Company’s financials.

Years Ended December 31, 2014 and 2013

(a) Total Revenue

The Company had no revenue for the years ended December 31, 2014 and 2013.

(b) General and Administrative Expenses

The Company had general and administrative expenses of $3,054 for the year ended December 31, 2014 compared to $1,196 for the year ended December 31, 2013, a decrease of $1,858.  This increase was mainly due to increased activity.

(b)Consulting and Professional Fees

The Company had $11,400 of consulting and professional fees for the year ended December 31, 2014 compared to $16,398 for the year ended December 31, 2013, a decrease of $4,048.  This increase was due to a contractor the  Companies paid in the prior year.

(c)Research and Development

The Company had Research and Development expense of $14,022 for the year ended December 31, 2014 compared to $125 for the year ended December 31, 2013,  This increase in Research and Development is mainly due to that the Company continuing its research.

(d)    Crowdfunding

The Company had income from a Crowdfunding effort of $1,719 for the year ended December 31, 2014.

(e)    Grant Income

The Company had grant Income of $34,744 for the year ended December 31, 2014 compared to $34,744 for the year ended December 31, 2013.  The Company was granted a grant from the Michael J Fox foundation which was paid in equal tranches over the two periods.

(f)    Gain (Loss) in Foreign Exchange

The Company had a gain/(loss) expenses of $22,235 for the year ended December 31, 2014 compared to $(51,605) for the year ended December 31, 2013.  The variance is due to the change in foreign exchange rates on payables in Euro.

(g) Net Loss

The Company had a net gain/(loss) of $30,222 for the year ended December 31, 2014 compared to $(34,580) for the year ended December 31, 2013, a decrease of $64,802.  This increase in income was mainly due to the fluctuation of the foreign exchange rate and R&D expense.

Liquidity and Capital Resources

As of September 30, 2015, the Company had total current assets of $91,485 and total current liabilities of $538,059, resulting in a working capital deficit of $446,574.  The cash was $54,685 as of September 30, 2015.

As of December 31, 2014, the Company had total current assets of $1,764 and total current liabilities of $254,171, resulting in a working capital deficit of $252,407.  The cash and cash equivalents was $45 as of December  31, 2013.

The net cash provided by financing activities from loans was $250,000 for the nine months ended September 30, 2015 compared to $0 for the nine months ended September 30, 2014.

The Company’s current cash and cash equivalents balance will not be sufficient to fund its operations for the next twelve months.  The Company’s ability to continue as a going concern on a longer-term basis will be dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, and to obtain additional financing, and ultimately attain profitability.  The Company’s continued operations, as well as the implementation of the Company’s business plan will depend upon its ability to raise additional funds through bank borrowings and equity or debt financing.

Whereas the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to it and/or that demand for the Company’s common stock will be sufficient to meet its capital needs, or that financing will be available on terms favorable to the Company.  If funding is insufficient at any time in the future, the Company may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of the Company’s planned product development and marketing efforts, any of which could have a negative impact on its business and operating results.  In addition, insufficient funding may have a material adverse effect on the Company’s financial condition, which could require it to:

•	curtail operations significantly;

•	sell significant assets;

•	seek arrangements with strategic partners or other parties that may require the Company to relinquish significant rights to products, technologies or markets; or

•	explore other strategic alternatives including a merger or sale of the Company.

To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to the Company’s existing stockholders.  If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on the Company’s operations.  Regardless of whether the Company’s cash assets prove to be inadequate to meet its operational needs, the Company may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to the Company’s existing stockholders.

Inflation.

The impact of inflation on the Company’s costs and the ability to pass on cost increases to its customers over time is dependent upon market conditions.  The Company is not aware of any inflationary pressures that have had any significant impact on its operations over the past quarter and the Company does not anticipate that inflationary factors will have a significant impact on future operations.

Going Concern

We have no sources of revenue to provide incoming cash flows to sustain our future operations. As outlined above, our ability to pursue our planned business activities depends upon our successful efforts to raise additional financing. These factors raise substantial doubt regarding our ability to continue as a going concern. Our condensed consolidated financial statements have been prepared on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business. As at September 30 2015, we had accumulated losses of $447,574 since inception. Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes of financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

GARDEDAM THERAPEUTICS, INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets (Audited) As of December 31, 2014 and 2013	F-2
Statement of Operations (Audited) for the Years Ending December 31, 2014 and 2013	F-3
Statement of Changes in Stockholders Equity (Audited) for the Years Ending December 31, 2014 and 2013	F-4
Statement of Cash Flows (Audited) for the Years Ending December 31, 2014 and 2013	F-5
Notes to Audited Financial Statements	F-6
Balance Sheets (Unaudited) As of September 30, 2015 and December 31, 2014	F-11
Statement of Operations (Unaudited) for the Three and Nine Months Ending September 30, 2015 and 2014	F-12
Statement of Changes in Stockholders Equity (Unaudited) for the Periods Ending September 30, 2015 and December 31, 2014	F-13
Statement of Cash Flows (Unaudited) for the Nine Months Ending September 30, 2015 and 2014	F-14
Notes to Interim Financial Statements	F-15
Unaudited Pro Forma Condensed Combined Balance Sheet	F-20
Unaudited Pro Forma Condensed Combined Statement of Operations	F-21
Unaudited Pro Forma Condensed Combined Balance Sheet	F-22
Unaudited Pro Forma Condensed Combined Statement of Operations	F-23
Notes to Pro Forma Financial Information	F-24

PLS CPA, A Professional Corp.

 4725 MERCURY STREET SUITE 210  SAN DIEGO  CALIFORNIA 92111
 TELEPHONE (858)722-5953  FAX (858) 761-0341   FAX (858) 764-5480
 E-MAIL changgpark@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Gardedam Therapeurics, Inc.

We have audited the accompanying balance sheet of Gardedam Therapeurics, Inc. (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gardedam Therapeurics, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company’s accumulated deficits from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA__

PLS CPA, A Professional Corp.
November 30, 2015
San Diego, CA. 92111

Gardedam Therapeutics, Inc.
Balance Sheets (Audited)
As of December 31, 2014 and 2013

ASSETS

	As of	As of
	December 31,	December 31,
	2014	2013

Current Assets
Cash	$45	$1,047
Other receivable	1,719	-

Total Current Assets	1,764	1,047

TOTAL ASSETS	$1,764	$1,047

LIABILITIES & STOCKHOLDERS' DEFECIT

Short Term Liabilities
Accounts payable	253,164	275,716
Due to officers	1,007	7,960
Total Short Term Liabilities	254,171	283,676

TOTAL LIABILITIES	$254,171	$283,676

Stockholders' Deficit

Common stock, $0.001 par value, ( 100,000,000 shares authorized
1,000,0000 and 1,000,000 shares issued and outstanding
as of December 31, 2014 and December 31, 2013)	1,000	1,000
Additional paid-in capital	-	-
Accumulated deficit	(253,407)	(283,629)

Total Stockholders' Deficit	(252,407)	(282,629)

TOTAL LIABILITIES &
STOCKHOLDERS' DEFICIT	$1,764	1,047

Gardedam Therapeutics, Inc.
Statements of Operations (Audited)
For The Years Ending December 31, 2014 and December 31, 2013

	December 31,	December 31,
	2014	2013

Revenues

Gross Sales	$-	$-

Net Sales	-	-

Costs and Expenses
Consulting fees	11,400	16,398
Research and Development	14,022	125
General & administrative	3,054	1,196

Total Costs and Expenses	28,476	17,719

Loss From Operations	(28,476)	(17,719)

Other Income & (Expenses)
Crowdfunding	1,719	0
Grant Income	34,744	34,744
Gain (loss) on foreign exchange	22,235	(51,605)

Total Other Income & (Expenses)	58,698	(16,861)

Net Income from continuing operations	30,222	(34,580)

Net Loss	$30,222	(34,580)

basic Earnings (Loss) per share	$0.03	(0.03)

Weighted average number of	1,000,000	1,000,000
common shares outstanding

Gardedam Therapeutics, Inc.
Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2014 and 2013

	Common	Common	Additional	Accumulated
	Stock	Stock	Paid-in	Deficit	Total
		Amount	Capital

Beginning Balance	1,000,000	$1,000	-	$(249,049)	$(248,049)

Net Loss December 31, 2013				(34,580)	(34,580)

Balance, December 31, 2013	1,000,000	1,000	-	(283,629)	(282,629)

Net Loss from December 31, 2014				30,222	30,222

Balance, December 31, 2014	1,000,000	1,000	-	(253,407)	(252,407)

Gardedam Therapeutics, Inc.
Statements of Cash Flows (Audited)
For The Years Ending December 31, 2014 and December 31, 2013

	December 31,	December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2014	2013

Net income (loss)	$30,222	$(34,580)

Changes in operating assets and liabilities:	-	-
Change in due to officers	(6,953)	(16,910)
Change in other receivable	(1,719)
Change in accounts payable	(22,952)	52,533

Net cash provided by (used in) operating activities	(1,002)	1,043

CASH FLOWS FROM INVESTING ACTIVITIES

	-	-
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loans payable	-	-

Net cash provided by (used in) financing activities	-	-

Net increase (decrease) in cash	(1,002)	1,043

Cash at beginning of period	1,047	4

Cash at end of period	$45	$1,047

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
Interest paid	-	-
Income tax paid	-	-

NON-CASH ACTIVITIES

Total non-cash activities	$-	$-

GARDEDAM THERAPEUTICS, INC. NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Gardedam Therapeutics, Inc., (“Company”, “we” or “us”) was incorporated in the state of Delaware on July 30, 2009.  Since inception the Company has been developing its business, focusing on research and development of pharmacological chaperone based small molecule and protein therapeutics for neurodegenerative diseases such as Alzheimer’s and Parkinson’s Disease.   The Company is a preclinical stage biotechnology company focusing on commercializing novel therapies and the intellectual property generated from research and development activities for Parkinson’s disease (PD) and Alzheimer’s disease (AD).  The Company’s strategy involves integrating therapeutic focus, target family biophysics, drug discovery technology and expertise into an innovative drug discovery approach, which synergizes to identify and develop small molecule pharmacological chaperones for clinical trials. In addition, our research efforts concentrate on the development of therapeutic proteins that can pass through the blood-brain barrier and supplement in vivo levels of proteins with display loss of function during disease conditions.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to the U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates.

The preparation of financial statements in conformity with the U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash and Cash Equivalents.

The Company maintains cash balances in non-interest-bearing checking accounts that currently do not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.   As of December 31, 2014 and December 31, 2013, the Company had cash equivalents of $45 and $1,047, respectively.

Impairment of Long-Lived Assets.

In accordance with the Accounting Standards Codification (“ASC”) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Net Income (Loss) Per Share.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of outstanding shares of common stock during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) by the weighted-average number of outstanding shares of common stock, including any potential common shares outstanding during the period, when the potential shares are dilutive. Potential common shares consist primarily of incremental shares issuable upon the assumed exercise of stock options and warrants to purchase common stock using the treasury stock method. The calculation of diluted net income (loss) per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.  The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Stock-Based Compensation.

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Recent Pronouncements.

On November 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-16—Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. We do not expect the adoption of the ASU to have a significant impact on our financial statements.

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-17—Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle.

 In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern. The new standard requires management of public and private companies to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The standard requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. We do not expect the adoption of the ASU to have a significant impact on our financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

As the founder of the Company, Dr. Toth has received 1,000,000 founder shares for a contribution of $1,000. Starting December 31, 2010, Dr. Gergely Toth is accruing a consulting fee of $950 a month which the Company pays as it can.  During the years ended December 31, 2014 and 2013, the Company accrued $11,400 and $11,400 respectively. As of December 31, 2014 and December 31, 2013, Dr. Toth was owed $79 and $7,960, respectively.

NOTE 4 – MATERIAL AGREEMENTS

On December 23, 2009, the Company entered into a collaboration agreement with Garaffinity, GmbH under which the Company:
•	Would pay them 250,000 euros.
•
Target Exclusivity Extension Payments. In the event GARDEDAM extends the Exclusivity Period pursuant to Section 2.1, GARDEDAM shall pay GRAFFINITY a non-refundable fee of Euro 50,000 (Fifty Thousand Euros) per each six (6) month extension within thirty (30) days of receipt of a corresponding invoice from GRAFFINITY.

•
Warrants and Royalty.  As partial consideration for the rights granted in this Agreement, and in conjunction with the execution of this Agreement by the Parties, GARDEDAM shall issue to GRAFFINITY (A) on the date upon which GRAFFINITY delivers the Fingerprint Report to GARDEDAM, warrants for that number of shares of its common stock which equals thirty three percent (33%) of GARDEDAM’s fully-diluted outstanding shares.  The Company shall issue additional warrants of shares of its common stock to GRAFFINITY such that GRAFFINITY’s equity ownership upon exercise of the total number of warrants issued by GARDEDAM to GRAFFINITY shall continue to equal at least ten percent (10%) of GARDEDAM’s outstanding shares on such date. The exercise price per share of GARDEDAM common stock for which the warrants may be exercised shall be $0.001 per share. Notwithstanding, the price for the initially issued warrants to Graffinity cannot exceed $500.00 in total. For the avoidance of doubt, (C) GRAFFINITY shall continue to receive dilution protection

 The Exclusivity provisions and the Warrant provisions under the contract were not triggered, and the Company renegotiated the contract on November 12, 2015.

The Company paid Euro 42,000 in 2011. As of December 31, 2013 and 2014, the outstanding balances were Euro 208,000 and Euro 208,000 respectively.

On November 12, 2015, the Company renegotiated the collaboration agreement.   See note 10.

NOTE  5 - INCOME TAXES

The Company is subject to the United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:
	December 31,	December 31,
	2014	2013
Income tax benefit computed at the statutory rate	$10,578	$(12,103)
Change in valuation allowance	(10,578)	12,103

Provision for income taxes	$–	$–

Significant components of the Company’s deferred tax assets and liabilities as at December 31, 2014 and 2013 after applying enacted corporate income tax rates, are as follows:
	December 31,	December 31,
	2014	2013
Deferred income tax assets
Net operating losses	$88,692	$99,270
Valuation allowance	(88,692)	(99,270)

Net deferred income tax assets	$–	$–

The Company has net operating loss carry forwards of $253,407 which expire commencing in 2029.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, as of December 30, 2014, the Company has an accumulated deficit of $253,407. This and other factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and continue profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 – COMMON STOCK ISSUNANCE

On August 1, 2009, the Company issued 1,000,000 shares of common stock for $1,000 to its officer Gergely Toth.

As of December 31, 2014 and 2013, there are 1,000,000 shares of common stock issued and outstanding.

NOTE 8 – CROWEDFUNDING

In December 2014 the Company raised $1,953 on the crowdfunding forum Indiegogo.  After expenses, the Company received $1,718.

NOTE 9 – GRANT INCOME

On Aug 2, 2013 the Company, in collaboration with C. Rochet Ph.D., was awarded a grant by the Michael J. Fox Foundation for of US $69,487 in support of the DJ-1 therapeutic project. The project focused on the ability of newly synthesized compounds to bind to DJ-1, and to solve the 3D structure of the DJ-1 protein in complex with biologically active novel small molecules. The Company recognized $34,744 and $34,744 as other income for the years ended December 31, 2013 and 2014, respectively.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of December 31, 2014 through November 30, 2015, the date these financial statements were available.

On April 1, 2015, the Company entered a consulting agreement with Toth and Associates, LTD for Dr. Toth to act as the Company’s CEO.  The agreement calls for a monthly salary of GBP £ 8,000 and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised,  (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching USD thirty million ($30,000,000), a fixed bonus of USD $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event and (C) on the issuance of new stock for the purposes of a capital raise of an amount over USD $5,000,000, common stock equal to 1% of the Company’s post-investment issued share capital.

On April 1, 2015, the Company entered a consulting agreement with Capro, LTD for Dr. Thomas Sawyer to act as the Company’s COO.  The agreement calls for a monthly salary of GBP £ 6,667 and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised, (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching USD thirty million ($30,000,000), a fixed bonus of USD $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event and (C) on the issuance of new stock for the purposes of a capital raise of an amount over USD $5,000,000, common stock equal to 1% of the Company’s post-investment issued share capital.

On April 1, 2015, the Company entered a consulting agreement with Eden Professional LTD for Mr. Simon Peace to act as the Company’s CFO.  The agreement calls for a monthly salary of GBP £ 4,176 and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised, (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching USD thirty million ($30,000,000), a fixed bonus of USD $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event and (C) on the issuance of new stock for the purposes of a capital raise of an amount over USD $5,000,000, common stock equal to 1% of the Company’s post-investment issued share capital.

On August 18, 2015 the Company received $100,000 under a Simple Agreement for Future Equity from Max Zhu. If there is an Equity Financing or before the expiration or termination of this Note, the Company will automatically issue to the Investor a number of shares of Common Stock in the resulting legal entity equal to the Purchase Amount divided by the price per share of the Common Stock.

On November 12, 2015, the Company finalized its collaboration agreement with NovAliX Deutschland GmbH, which modifies the original amount of 250,000 Euro ($358,650 on December 23, 2009) of which the Company paid 42,000 Euro to 112,000 Euro ($120,072 as of November 12, 2015).  The Company reduced its accounts payable accordingly and recognized other income of $107,174 in reduction of the accounts payable and $4,256 as a gain on foreign exchange. The agreement calls for three payments of 30,000 Euro, 35,000 Euro and 47,000 Euro. The payments are due 30 days after closing within 30 days after 6 months of the first closing and 30 days after 6 months of the second closing respectively.

The company has signed a Loan agreement with Capro, LTD. The loans were unsecured, non-interest bearing, and become due 364 days from the day of issuance. As of September 30, 2015 the balance of loans was $36,800.

Gardedam Therapeutics, Inc.
Balance Sheets
As of September 30, 2015 and December 31, 2014

ASSETS

	As of	As of
	September 31,	December 31,
	2015	2014

	(Unaudited)
Current Assets
Cash	$54,685	$45
Other receivable	-	1,719
Note receivables	36,800	-

Total Current Assets	91,485	1,764

TOTAL ASSETS	$91,485	$1,764

LIABILITIES & STOCKHOLDERS' DEFECIT

Short Term Liabilities
Accounts payable	233,858	253,164
Due to officers	54,201	1,007
Note Payable	250,000

Total Short Term Liabilities	538,059	254,171

TOTAL LIABILITIES	$538,059	$254,171

Stockholders' Deficit

Common stock, $0.001 par value, ( 100,000,000 shares authorized
1,000,0000 and 1,000,000 shares issued and outstanding
as of September 30, 2015 and December 31, 2014)	1,000	1,000
Additional paid-in capital	-	-
Accumulated deficit	(447,574)	(253,407)

Total Stockholders' Deficit	(446,574)	(252,407)

TOTAL LIABILITIES &
STOCKHOLDERS' DEFICIT	$91,485	1,764

Gardedam Therapeutics, Inc.
Statements of Operations (Unaudited)
For The Three and Nine Months Ending September 30, 2015 and September 30, 2014

	Three Months Ending		Nine Months Ending
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Revenues

Gross Sales	$-	$-	$-	$-

Net Sales	-	-	-	-

Costs and Expenses
Consulting fees	90,546	2,850	182,981	8,550
Research and Development	2,326	14,022	2,326	14,022
General & administrative	23,144	2,326	29,117	2,425

Total Costs and Expenses	116,016	19,198	214,424	24,997

Loss From Operations	(116,016)	(19,198)	(214,424)	(24,997)

Other Income & (Expenses)
Crowdfunding	-	-	-	-
Grant Income	-	-	-	34,744
Gain (loss) on foreign exchange	(1,738)	19,968	20,257	10,937

Total Other Income & (Expenses)	(1,738)	19,968	20,257	45,681

Net Income from continuing operations	(117,754)	770	(194,167)	20,684

Net Loss	$(117,754)	770	$(194,167)	20,684

basic Earnings (Loss) per share	$(0.12)	0.00	$(0.19)	0.02

Weighted average number of	1,000,000	1,000,000	1,000,000	1,000,000
common shares outstanding

Gardedam Therapeutics, Inc.
Statement of Changes in Stockholders' Equity
For the Periods Ending September 30, 2015 and December 31, 2014

	Common	Common	Additional	Accumulated
	Stock	Stock	Paid-in	Deficit	Total
		Amount	Capital

Beginning Balance	1,000,000	$1,000	-	$(283,629)	$(282,629)

Net Income December 31, 2014				30,222	30,222

Balance, December 31, 2014	1,000,000	1,000	-	(253,407)	(252,407)

Net Loss from September 30, 2015				(194,167)	(194,167)

Balance, September 30, 2015 (Unaudited)	1,000,000	1,000	-	(447,574)	(446,574)

Gardedam Therapeutics, Inc.
Statements of Cash Flows (Unaudited)
For The Nine Months Ending September 30, 2015 and September 30, 2014

	September 30,	Septeember 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2015	2014

Net income (loss)	$(194,167)	$20,684
Changes in operating assets and liabilites:
Change in due to officers	53,194	(5,933)
Change in other receivable	1,719	-
Change in accounts payable	(19,306)	(928)

Net cash provided by (used in) operating activities	(158,560)	13,823

CASH FLOWS FROM INVESTING ACTIVITIES
Other Receivable	(36,800)	-

Net cash provided by (used in) investing activities	(36,800)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from Note payable	250,000

Net cash provided by (used in) financing activities	250,000	-

Net increase (decrease) in cash	54,640	13,823

Cash at beginning of period	45	1,047

Cash at end of period	$54,685	$14,870

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
Interest paid	-	-
Income tax paid	-	-

NON-CASH ACTIVITIES

Total non-cash activities	$-

GARDEDAM THERAPEUTICS, INC. NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS

Gardedam Therapeutics, Inc., (“Company”, “we” or “us”) was incorporated in the state of Delaware on July 30, 2009.  Since inception the Company has been developing its business, focusing on research and development of pharmacological chaperone based small molecule and protein therapeutic\s for neurodegenerative diseases such as Alzheimer’s and Parkinson’s Disease. The Company is a preclinical stage biotechnology company focusing on commercializing novel therapies and the intellectual property generated from research and development activities for Parkinson’s disease (PD) and Alzheimer’s disease (AD).  The Company’s strategy involves integrating therapeutic focus, target family biophysics, drug discovery technology and expertise into an innovative drug discovery approach, which synergizes to identify and develop small molecule pharmacological chaperones for clinical trials. In addition, our research efforts concentrate on the development of therapeutic proteins that can pass through the blood-brain barrier and supplement in vivo levels of proteins with display loss of function during disease conditions.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates.

The preparation of financial statements in conformity with the U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash and Cash Equivalents.

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. As of September 30, 2015 and December 31, 2014 the Company had cash equivalents of $54,685 and $45, respectively.

Impairment of Long-Lived Assets.

In accordance with Accounting Standards Codification (“ASC”) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Net Income (Loss) Per Share.
Basic net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of outstanding shares of common stock during the period. Diluted net income (loss) per share is computed by dividing the weighted-average number of outstanding shares of common stock, including any potential common shares outstanding during the period, when the potential shares are dilutive. Potential common shares consist primarily of incremental shares issuable upon the assumed exercise of stock options and warrants to purchase common stock using the treasury stock method. The calculation of diluted net income (loss) per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.  The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Stock-Based Compensation.

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Recent Pronouncements.

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-16—Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. We do not expect the adoption of the ASU to have a significant impact on our financial statements.

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-17—Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle.

 In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern. The new standard requires management of public and private companies to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The standard requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. We do not expect the adoption of the ASU to have a significant impact on our financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

As the founder of the Company, Dr. Toth has received 1,000,000 founder shares for a contribution of $1,000.

Starting December 31, 2010, Dr. Gergely Toth is accruing a consulting fee of $950 a month which the Company pays as it can during the nine months ended September 30, 2015 and 2014, the Company accrued $8,550 and $8,550, respectively.  As of September 30, 2015 and December 31, 2014, Dr. Toth was owed $4,857 and $1,007, respectively.

On April 1, 2015, the Company entered into a consulting agreement with Toth and Associates, LTD for Dr. Toth to act as the Company’s CEO.  The agreement calls for a monthly salary of GBP £8,000 and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised, (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching USD thirty million ($30,000,000), a fixed bonus of USD $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event and (C) on the issuance of new stock for the purposes of a capital raise of an amount over USD $5,000,000, common stock equal to 1% of the Company’s post-investment issued share capital. The Company expensed consulting fees of GBP 48,000 (USD75,375) for the nine months ended September 30, 2015. As of September 30, 2015 and December 31, 2014, Dr. Toth was owed GBP 13,433 (US$20,303) and $zero for his fees, respectively.  As of September 31, 2015 and December 31, 2014, Toth and associates, LTD was owed GBP 4,211 (US$ 6,365) and $ 0 respectively for incidentals.

On April 1, 2015, the Company entered a consulting agreement with Capro, LTD for Dr. Thomas Sawyer to act as the Company’s COO.  The agreement calls for a monthly salary of GBP £6,667 and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised, (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching USD thirty million ($30,000,000), a fixed bonus of USD $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event and (C) on the issuance of new stock for the purposes of a capital raise of an amount over USD $5,000,000, common stock equal to 1% of the Company’s post-investment issued share capital.  The Company expensed consulting fees of GBP 40,000 (USD 62,813) for the nine months ended September 30, 2014. As of September 30, 2015 and December 31, 2014, Capro, LTD was owed GBP 11,173 (US$16,886) for consulting fees, and $ 0 respectively.  As of September 31, 2015 and December 31, 2014, Capro LTD was owed GBP 1,020 (US $1,542) and $0 respectively for incidentals.

The company has signed a Loan agreement with Capro, LTD. The loans were unsecured, non-interest bearing, and become due 364 days from the day of issuance. As of September 30, 2015, the balance of loans was $36,800.

On April 1, 2015, the Company entered a consulting agreement with Eden Professional LTD for Mr. Simon Peace to act as the Companies CFO.  The agreement calls for a monthly salary of GBP £ 4,176 and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised, (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching USD thirty million ($30,000,000), a fixed bonus of USD $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event and (C) on the issuance of new stock for the purposes of a capital raise of an amount over USD $5,000,000, common stock equal to 1% of the Company’s post-investment issued share capital. The Company expenses consulting fees of GBP 26,792 (USD 41,943) for the nine months ended September 30, 2015.  As of September 30, 2015 and December 31, 2014, Eden Professional, LTD was owed GBP 6,983 (US$10,554) and $ 0 respectively. As of September 31, 2015 and December 31, 2014, Eden Professional, LTD was owed GBP 2,067 (US$ 3,183) and $ 0 respectively for incidentals.

On September 15, 2015, the Company advanced $4,631 to Lion Consulting Group to sign a month to month lease for office space.

NOTE 4 – Material Agreements

On December 23, 2009 the Company entered into a collaboration agreement with Garaffinity, GmbH under which the Company:

On November 12, 2015 the Company finalized its collaboration agreement with NovAliX Deutschland GmbH, which modifies the original amount of 250,000 Euro ($358,650 @ December 23, 2009) to 112,000 Euro ($120,072 on November 12, 2015).  The Company reduced its accounts payable accordingly and recognized other income of 107,174 in reduction of the accounts payable and $4,256 as a gain on foreign exchange. The agreement calls for three payments of 30,000 Euro, 35,000 Euro and 47,000 Euro. The payments are due 30 days after closing within 30 days after 6 months of the first closing and 30 days after 6 months of the second closing respectively.   Other terms of the agreement included:

•
Target Exclusivity Extension Payments. In the event GARDEDAM extends the Exclusivity Period pursuant to Section 2.1, GARDEDAM shall pay GRAFFINITY a non-refundable fee of Euro 50,000 (Fifty Thousand Euros) per each six (6) month extension within thirty (30) days of receipt of a corresponding invoice from GRAFFINITY.

•
Warrants and Royalty.  As partial consideration for the rights granted in this Agreement, and in conjunction with the execution of this Agreement by the Parties, GARDEDAM shall issue to GRAFFINITY (A) on the date upon which GRAFFINITY delivers the Fingerprint Report to GARDEDAM, warrants for that number of shares of its common stock which equals thirty three percent (33%) of GARDEDAM’s fully-diluted outstanding shares.  The Company shall issue additional warrants of shares of its common stock to GRAFFINITY such that GRAFFINITY’s equity ownership upon exercise of the total number of warrants issued by GARDEDAM to GRAFFINITY shall continue to equal at least ten percent (10%) of GARDEDAM’s outstanding shares on such date. The exercise price per share of GARDEDAM common stock for which the warrants may be exercised shall be $0.001 per share. Notwithstanding, the price for the initially issued warrants to Graffinity cannot exceed $500.00 in total. For the avoidance of doubt, (C) GRAFFINITY shall continue to receive dilution protection

The Company paid Euro 42,000 in 2011. As of September 30, 2015 and December 31, 2014, the outstanding balances are Euro 208,000 (US$232,211) and Euro 208,000 (US$252,554) respectively.  On November 12, 2015, the Company was able to renegotiate the collaboration agreement; please see note 11.

NOTE  5 – NOTES PAYABLE

On April 27, 2015, the Company signed a MOU with ACM Services GmbH to help the Company complete a merger with a listed entity with a committed investment of $1,500,000. As of September 30, 2015, the Company received 3 tranches totaling $150,000. $150,000 is non-refundable.

On August 18, 2015, the Company received $100,000 under a Simple Agreement for Future Equity from Max Zhu. If there is an Equity Financing or before the expiration or termination of this Note, the Company will automatically issue to the Investor a number of shares of Common Stock in the resulting legal entity equal to the Purchase Amount divided by the price per share of the Common Stock.

NOTE  6 - INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:
	September 31,	December 31,
	2015	2014
Income tax benefit computed at the statutory rate	$67,958	$10,578
Change in valuation allowance	(67,958)	(10,578)

Provision for income taxes	$–	$–

Significant components of the Company’s deferred tax assets and liabilities as at September 301, 2015 and December 31, 2014 after applying enacted corporate income tax rates, are as follows:

	December 31,	December 31,
	2014	2014
Deferred income tax assets
Net operating losses	$156,651	$88,692
Valuation allowance	$(156,651)	(88,692)

Net deferred income tax assets	$–	$–

The Company has net operating loss carry forwards of $447,574 which expire commencing in 2032.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, as of September 30, 2015, the Company has an accumulated deficit of $447,574. This and other factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and continue profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 – COMMON STOCK ISSUNANCE

On August 1, 2009, the Company issued 1,000,000 shares of common stock to its officer Gergely Toth.

As of September 30, 2015 and December 31, 2014, there are 1,000,000 shares of common stock issued and outstanding.

NOTE 9 – CROWDFUNDING

In December 2014, the Company raised $1,953 on the crowdfunding forum Indigogo.  After expenses the Company received $1,718.

NOTE 10 – GRANT INCOME

On Aug 2, 2013, the Company, in collaboration with C. Rochet Ph.D., was awarded a grant by the Michael J. Fox Foundation for of US$69,487 in support of the DJ-1 therapeutic project. The projects focused on the ability of newly synthesized compounds to bind to DJ-1, and to solve the 3D structure of the DJ-1 protein in complex with biologically active novel small molecules. The Company recognized $34,744 and $34,744 as other income for the years ended December 31, 2013 and 2014, respectively.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of September 30, 2015 through December 8, 2015, the date these financial statements were available.

On November 12, 2015 the Company finalized its collaboration agreement with NovAliX Deutschland GmbH, which modifies the original amount of 250,000 Euro ($358,650 on December 23, 2009) to 112,000 Euro ($120,072 on November 12, 2015).  The Company reduced its accounts payable accordingly and recognized other income of 107,174 in reduction of the accounts payable and $4,256 as a gain on foreign exchange,. The agreement calls for three payments of 30,000 Euro, 35,000 Euro and 47,000 Euro. The payments are due 30 days after closing within 30 days after 6 months of the first closing and 30 days after 6 months of the second closing respectively.

CANTABIO PHARMACEUTICALS, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
	Cantabio Pharmaceuticals, Inc	Gardedam			Proforma Balance Sheet
	September 31,	September 31,		Proforma adjustments	September 30,
	2015	2015			2014
Current Assets
Cash	$4,253	$54,685			$58,938

Total Current Assets	4,253	54,685			58,938

Other Assets
Accounts receivable	-	36,800		-	36,800
					-
Other Assets	-	36,800			36,800

TOTAL ASSETS	$4,253	$91,485			$95,738

Short Term Liabilities
Accounts payable	$1,984	$233,858			$235,842
Due to related party	-	54,201			54,201
Notes payable related party	38,809	-		-	38,809
Notes payable	-	250,000			250,000
Total Short Term Liabilities	40,793	538,059			578,852

TOTAL LIABILITIES	$40,793	$538,059			$578,852
Stockholders' Equity
Common stock,	4,850	1,000	(1,2)	14,500	20,350
Additional paid in capital	122,271	-	(1,2,3)	(134,883)	(12,612)
Accumulated defecit	(163,661)	(447,574	)(3)	120,383	(490,852)

Total Stockholders' Equity	(36,540)	(446,574)			(483,114)
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY	$4,253	$91,485			95,738

(1) To reflect the recapitalization and the issuance of merger shares.					-
(2) To reflect share issuance of merger shares
(3) To eliminate prior retained earnings

CANTABIO PHARMACEUTICALS, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Cantabio Pharmaseuticals,		Pro Forma	Pro Forma
	Inc.	Gardedam, Inc.	Adjustments	Combined
	Six Months Ended	Nine Months Ended	(Note 3)
	September 30, 2015	September 30, 2015
Sales	$-	$-	$-	$-

Costs and Expenses:
Consulting Fees	-	182,981		182,981
Research and development	-	2,326		2,326
Professional fees	17,583	-		17,583
General and administrative expenses	373	29,117		29,490

Operating Income (Loss)	$17,956	$214,424	$-	$232,380

Gain (loss) in foreign exchange	-	20,257	-	20,257

Income (Loss) Before Income Taxes	-17,956	(194,167)	-	(212,123)

Net income (loss)	$-17,956	$(194,167)	$-	$(212,123)

See accompanying notes to unaudited pro forma condensed combined financial statements

CANTABIO PHARMACEUTICALS, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
	Cantabio Pharmaceuticals, Inc.	Gardedam			Proforma Balance Sheet
	March 31,	December 31,		Proforma adjustments	March 31,
	2015	2014			2015
Current Assets
Cash	$-	$45			$45
Accounts receivable		1,719			1,719
Total Current Assets	-	1,764			1,764

TOTAL ASSETS	$-	$1,764			$1,764

Short Term Liabilities
Accounts payable	$18,584	$253,164			$271,748
Due to related party	-	1,007			1,007
Notes payable related party	8,804	-			8,804
Notes payable	-	-			-
Total Short Term Liabilities	27,388	254,171			281,559

TOTAL LIABILITIES	$27,388	$254,171			$281,559
Stockholders' Equity
Common stock,	4,850	1,000	(1,2)	14,500	20,350
Additional paid in capital	113,467	-	(1,2,3)	(134,883)	(21,416)
Accumulated defecit	(145,705)	(253,407	)(3)	120,383	(278,729)

Total Stockholders' Equity	(27,388)	(252,407)			(279,795)
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY	$-	$1,764			1,764

(1) To reflect the recapitalization and the issuance of merger shares.					-
(2) To reflect share issuance of merger shares
(3) To eliminate prior retained earnings

CANTABIO PHARMACEUTICALS, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Cantabio Pharmaseuticals,	Gardedam, Inc.	Pro Forma	Pro Forma
	Inc.	Year Ended	Adjustments	Combined
	Year Ended		(Note 3)
	March 31, 2015	December 31, 2014
Sales	$-	$-	$-	$-

Costs and Expenses:
Consulting Fees	-	11,400		11,400
Research and development	-	14,022		14,022
Professional fees	25,101	-	-	25,101
General and administrative expenses	221	3,054	-	3,275

Operating Income (Loss)	$25,322	$28,476	$-	$53,798

Crowdfunding	-	1,719		1,719
Grant Income	-	34,744		34,744
Gain (loss) in foreign exchange	-	22,235	-	22,235

Total Other Income	-	58,698	-	58,698
Income (Loss) Before Income Taxes	(25,322)	30,222	-	4,900

Net income (loss)	$(25,322)	$30,222	$-	$4,900

See accompanying notes to unaudited pro forma condensed combined financial statements

CANTABIO PHARMACEUTICALS, INC. AND SUBSIDIARY.
NOTES TO CONDENSED COMBINED
PRO FORMA FINANCIAL STATEMENTS
(Unaudited)

NOTE 1—DESCRIPTION OF TRANSACTION

On December __, 2015, Cantabio Pharmaceuticals, Inc., a Delaware corporation (“Cantabio”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gardedam Therapeutics, Inc. (“Gardedam”) for the acquisition of Gardedam by Cantabio.

The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Cantabio Acquisition Inc. (“Merger Sub”) will be merged with and into Gardedam (the “Merger”), with Gardedam continuing as the surviving corporation and Merger Sub as a wholly-owned subsidiary of Cantabio. As a result of the Merger, the Gardedam shareholders will received 15,500,000 shares of Cantabio common stock representing 56.8% of the issued and outstanding shares of Cantabio common stock

NOTE 2—BASIS OF PRESENTATION

The unaudited condensed combined pro forma balance sheet and statement of operations have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited condensed combined pro forma balance sheet and statement of operations. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a significant impact on the unaudited condensed combined pro forma balance sheet and statement of operations and the combined company’s future results of operations and financial position.

The unaudited condensed combined pro forma balance sheets as of September 30, 2015 and March 31, 2015 and the statements of operations for the fiscal year ended March 31, 2015 and for the six months ended September 30, 2015 assumes that the acquisition of Merger Sub and Gardedam took place on January 1, 2014. The unaudited condensed consolidated pro forma balance sheet as of September 30, 2015 combines Cantabio’s unaudited interim balance sheet at September 30, 2015 with Gardedam, Inc.

The unaudited condensed combined pro forma statement of operations for the year ended March 30, 2015 combines Cantabio’s audited consolidated statement of operations for the fiscal year ended March 31, 2015 with the Gardedam audited statements of operations for the year ended December 31, 2014.  The unaudited condensed combined pro forma statement of operations for the six months ended September 30, 2015 combines Cantabio’s unaudited interim statement of operations for the six months ended September 30, 2015 with the Gardedam unaudited statements of operations for the nine months ended September 30, 2015.

The condensed combined pro forma balance sheet and statement of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.

The unaudited condensed combined pro forma balance sheet and statement of operations included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 3—UNAUDITED PRO FORMA ADJUSTMENTS TO CONDENSED COMBINED FINANCIAL STATEMENTS

The Company made following adjustments to its interim balance sheet statement as of March 31, 2015:

1.	Re-classed outstanding common stock, to additional paid in capital of $(1,000)

2.	Booked additional 15,500,000 shares and adjusted it to additional paid in capital of $15,500.

3.	Eliminated retained earnings of $(120,383) to additional paid in capital.

The Company made following adjustments to its interim balance sheet statement as of September 31, 2015:

1.	Re-classed outstanding common stock, to additional paid in capital of $(1,000).

2.	Booked additional 15,500,000 shares and adjusted it to additional paid in capital of $15,500

3.	Eliminated retained earnings of $(120,383) to additional paid in capital.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information concerning the ownership as of December 16, 2015 of the common stock of the Company by our directors, our officers and each sole person who, to our knowledge, beneficially owns more than five (5%) percent of the outstanding shares of common stock of the Company. The beneficial owner has sole voting and investment power with respect to such shares of common stock.

Name and Address of Beneficial Owner	Beneficial Ownership	% of class (1)
Dr. Gergely Toth 2225 East Bayshore Road Palo Alto, CA 94303	10,079,147	37.0%
Simon Peace 2225 East Bayshore Road Palo Alto, CA 94303	1,037,703	3.8%
Dr. Thomas Roger Sawyer 2225 East Bayshore Road Palo Alto, CA 94303	1,037,703	3.8%
Directors as Group	12,154,552	44.6%

(1)
Based on 27,250,000 shares of common stock issued and outstanding on December 16, 2015.  This amounts excludes approximately 675,676 shares that were due to be issued upon completion of the Merger under a Simple Agreement for Future Equity that the Company entered into in July 2015 and 75,000 shares that are due to be issue pursuant to $150,000 received under an Investment Agreement..

Changes in Control

As of October 31, 2015, there are no existing arrangements that may result in a change in control of our Company.

Directors and Executive Officers

The following table provides information regarding our executive officers and directors as of October 31, 2015.

Name	Age	Positions	Term
Gergely Toth		President, Chief Executive Officer, Director	May 22, 2015 - Present
Simon Peace		Chief Financial Officer, Director	June 29, 2015 - Present
Thomas Roger Sawyer		Chief Operations Officer, Director	May 22, 2015 - Present

Each of our directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Dr. Gergely Toth, President, Chief Executive Officer, Director

Dr. Tóth received his MSc in Chemistry at the University of Szeged and later his PhD from the Department of Biomedical Sciences at Creighton University in 2001. He was a post-doctoral fellow at the Department of Molecular Biology at the University of California at Berkeley between 2001 and 2002. Dr. Tóth is a graduate of the Global BioExecutive program of the BioExecutive Institute (University of California, Berkeley, Haas School of Business; 2005). Dr. Tóth also received an Executive MBA from the University of Cambridge (UK) in 2012.

Dr. Tóth founded Gardedam in 2009. Dr. Tóth is also affiliated with the University of Cambridge in the UK, (Department of Clinical Neurosciences, Wolfson Brain Imaging Centre) since 2009, where he has been an Investigator in the NIHR Biomedical Research Unit on Dementia and of the Neurodegenerative Disease Initiative on AD funded by the Wellcome Trust and Medical Research Council. In addition, Dr. Tóth heads the Neurodegenerative Disease Drug Discovery research group since 2014 at the Academy of Sciences of Hungary in Budapest. Dr. Tóth’s research interests are the biophysical/structural biology aspects and therapeutic targeting of proteins that misfold and lose their native functions and/or gain toxic functions implicated in neurodegenerative diseases. Dr. Tóth is also a visiting lecturer in the Business of Biotechnology at the School of Pharmacy at the University College London.

Previously, Dr. Tóth was at Protein Mechanics (California, Mountain View) (later Locus Pharmaceuticals) where he was the Director of Computer Aided Drug Discovery Group between 2002-2005. Here he was a key contributor to leading both research and business development efforts and to selling Protein Mechanics to Locus Pharmaceuticals in 2004. From 2005-2009, Dr. Tóth was at Elan Pharmaceuticals (California, South San Francisco) in various roles mostly in drug discovery research for Parkinson’s and Alzheimer’s diseases. Dr. Tóth has been a strategic scientific consultant at Elan Pharmaceuticals between 2009-2013. Dr. Tóth published over 35 peer reviewed articles and patents on the topics of life sciences, drug discovery and the business of biotechnology, and he actively presents in various international conferences.

Dr. Thomas Roger Sawyer, Chief Operations Officer, Director

Dr. Sawyer completed his doctorate in biological sciences at the University of Glasgow in 2000 and quickly moved into the corporate world, starting the information technology companies Weather2 Limited and Advance Weather Applications for which he served in the role of Chief Technology Officer. While helping to build and grow these companies, he also began consulting for clients in the logistics industry, providing strategy, technical architecture and business process consultancy for companies including Global Freight Solutions and Nightline. Dr. Sawyer completed an Executive MBA at the University of Cambridge, graduating in 2012, specializing in corporate finance and management science and completed his thesis on the use of data for predictive analytical tools in industry. It was from Cambridge that he was recruited to work for private equity investors providing advice on project due diligence, appraisal, corporate structuring and economic valuation of minerals assets in southern and eastern Africa. After completing the due diligence work on assets and carrying out the initial corporate structuring he was appointed CEO of East African Gold plc, a gold exploration company headquartered in Mauritius and with extensive exploration licenses in the east African country of Uganda, in late 2011.

Under his leadership the company successfully raised capital in excess of USD $4 million and carried out extensive exploration activities in a large area in a remote region of the country, with up to 100 employees and wide-reaching operations capabilities. Dr. Sawyer has extensive experience starting and structuring companies, raising capital, IPOs, mergers, setting up joint ventures and corporate strategy. His background in research science allows him to incorporate the technical aspects of the development of projects with his experience in management and corporate finance, allowing this to be built into the overall business strategy and direction, and he has been a speaker at international conferences. Dr. Sawyer has board experience in a number of industries; for Weather2 and Advanced Weather Applications in the area of information technology and business intelligence; Capro Ltd, an investment advisory and consultancy company specializing in consultancy and direct investment in growing businesses, and, in the extractive industry as Director of each of the East African Gold group companies. He brings to the company his abilities in strategic planning, operations management, analytical modeling and the ability to raise capital to fund growth.

Dr. Sawyer is currently a director of Silverton Energy, Inc. Other than this company, he is not a director of any company that is required to file reports under the Securities Exchange Act of 1934.

Simon Peace, Chief Financial Officer, Director

Mr. Peace began his career in as an engineer at a small firm in Bradford, UK, before shifting his career focus to accountancy and entering a training post at SmithKline Beecham.  He achieved not only an excellent grounding in finance, but also a very good understanding of pharmaceutical pricing, marketing, transfer pricing and regulation regimes in the UK. Upon completion of his training Mr. Peace moved to a pricing role at Cable & Wireless, building global B2B telecoms contracts.

In 2001 Mr. Peace became Financial Controller and Company Secretary at Environmental Business Products Ltd, a high growth green-tech business in London.  The company doubled in size each year of his two-year period of office, from £6m to £23m.  Growth at that pace created a number of financial and business challenges, all of which were successfully tackled.

Pursuing a career in Mergers and Acquisitions, in 2003 Mr. Peace joined GE Capital where he managed activities relating to credit risk and then, in 2006, moved to GE Healthcare’s Business Development team, where he spent seven years leading finance teams in acquisitions, dispositions and setting up international joint ventures, in Europe, USA, Russia and the Middle East.

Mr. Peace’s experience in the field of M&A is extensive, having worked on over 60 deals with purchase prices ranging from tens to hundreds of millions of dollars.  He was typically present in a deal from the first approach to the target, though initial modeling, due diligence, investment approval, contract negotiation, deal close and post-merger integration and monitoring.

In 2014, Mr. Peace left GE Healthcare to set up his own company, Eden Professional Ltd, a finance and M&A consultancy working for small technology companies typically in London, Oxford and Cambridge.

Mr. Peace is a member of the Finance and Tax Advisory Committee of the UK BioIndustry Association.

Mr. Peace is qualified to the Chartered Institute of Management Accountants and holds a BSc in Natural Sciences from the University of Durham, majoring in chemistry and engineering, an MSc in Manufacturing Management from the University of Bradford and an Executive MBA from the University of Cambridge Judge Business School.

Executive Compensation

Our named executive officers for 2015, which consist of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, are:

•	Dr. Gergely Toth, our President and Chief Executive Officer;

•	Simon Peace, our Chief Financial Officer; and

•	Dr. Thomas Roger Sawyer, our Chief Operation Officer.

The following information sets out below outlines the compensation paid to our named executive officers for the fiscal years ended March 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dr. Gergely Toth (1) President and Chief Executive Officer	2015	12,080	0	0	0	12,080
Simon Peace (1) Chief Financial Officer	2015	6,292	0	0	0	6,292

(1)	All compensation paid in pounds sterling have been translated into US dollars using the noon-buying rate of £1.00 to $1.51 as reported by the Board of Governors of the US Federal Reserve System.

We have included a description of the consulting agreements with members of our management under the Section entitled “Material Agreements”.

Director Compensation

The Company currently does not pay any cash compensation to members of its board of directors for their services as directors of the Company.  However, the Company reimburses its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors.  The Company may determine to grant to each new director, at the time of such director's appointment, an option to purchase its common shares.

Board Committees

The Company currently has not established any committees of the Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, other than as described above, no security holders have made any such recommendations.  Nor do we have an audit committee or a compensation committee.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given the present size of our board it is not practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors oversees our audits and auditing procedures.  The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Code of Ethics

As we are a young company focusing our efforts on our operations, we have not yet adopted a written code of ethics.  As our business grows, we intend to adopt a formal code of ethics.

Family Relationships

There are no family relationships among our Directors or executive officers.

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Legal Proceedings

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any third party including and governmental authority.

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Certain Relationships and Related Transactions

In addition to the Consultancy Agreements with our Chief Executive Officer, our Chief Financial Officer and our Chief Operating Officer, we have entered into three other related party transactions.  These transactions were in the form of Loan Agreements that we entered into with Capro Ltd. an entity that is wholly owned by our Chief Operating Officer.  These interest-free loans were made on June 20, 2015, June 26, 2015, July 21, 2015, July 22, 2015 and September 8, 2015 in the principal amounts, respectively, of $20,000, $2,800, $7,500, $6,500 and $20,000. The loans are due 264 days from the date that they were made.

We have no other related party transactions.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company's common stock is currently quoted on the OTC Pink Sheets under the trading symbol “CTBO”.

Holders

As of the date of this report there were 26 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

We do not currently have any equity compensation or other equity incentive plans.

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities of the Company that we have not previously reported in our filings with the SEC.

Description of Securities

Our authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and no shares of preferred stock.

Common Stock

As of December 16, 2015, there were 27,250,000 shares of our common stock issued and outstanding held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, Acquisition or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued any warrants that are exercisable into securities of our company.

Options

We have not issued any options that are exercisable into securities of our company.

Convertible Securities

In August 2015, we issued a $100,000 note pursuant to a Simple Agreement for Future Equity that, upon our merger, converted into 675,676 shares of common stock. We do not have any debt outstanding that is convertible into securities of our company.

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we may enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and indemnification agreements with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We intend to obtain insurance policies under which, subject to the limitations of the policies, coverage will be provided to our directors and executive officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any disagreements with our accountants or auditors that would need to be disclosed pursuant to Item 304 of Regulation S-K promulgated under the Securities Act of 1933.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the transactions described in Item 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

In accordance with Item 9.01(a), our audited financial statements for the years ended March 31, 2015 and March 31, 2014, as well as unaudited financial statements for the period ended September 30, 2015 are included in this Current Report on Form 8-K under the heading “Financial Information”.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of September 30, 2015, and the nine months ended September 30, 2015, and the accompanying notes are included in this Current Report on Form 8-K under the heading “Financial Information”.

(d)	Exhibits

Exhibit No.	Document
10.1	Agreement and Plan of Merger, dated as of December [--], 2015 among Cantabio Pharmaceuticals, Inc., Gardedam Pharmaceuticals and Cantabio Acquisition Inc.*
10.2	Consultancy Agreement, dated April 1, 2015, between Dr. Gergley Toth and Cantabio Pharmaceuticals, Inc.
10.3	Consultancy Agreement, dated April 1, 2015, between Simon Peace and Cantabio Pharmaceuticals, Inc.
10.4	Consultancy Agreement, dated April 1, 2015, between Dr. Thomas Sawyer and Cantabio Pharmaceuticals, Inc.
10.5	Loan Agreement, dated June 23, 2015 between Capro Ltd. and Cantabio Pharmaceuticals, Inc.
10.6	Loan Agreement, dated June 26, 2015 between Capro Ltd. and Cantabio Pharmaceuticals, Inc.
10.7	Loan Agreement, dated July 21, 2015 between Capro Ltd. and Cantabio Pharmaceuticals, Inc.
10.8	Loan Agreement, dated July 22, 2015 between Capro Ltd. and Cantabio Pharmaceuticals, Inc.
10.9	Loan Agreement, dated September 8, 2015 between Capro Ltd. and Cantabio Pharmaceuticals, Inc.
10.10	Form of Investment Agreement, dated October 21, 2015
10.11	Simple Agreement for Future Equity, dated July 21, 2015, between the Company and Max Zhu.
10.12	Agreement, dated November 12, 2015, between NovAliX Deutschland GmbH and the Company

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantabio Pharmaceuticals, Inc.

By:	/s/ Gergely Toth
Gergely Toth President, CEO, and Director
Dated: December 18, 2015

By:	/s/ Simon Peace
Simon Peace CFO and Director
Dated: December 18, 2015

By:	/s/ Thomas Roger Sawyer
Thomas Roger Sawyer COO and Director
Dated: December 18, 2015